                                                                    Exhibit 10.1

                                                                  Execution Copy


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                               dated June 17, 2002

                                  by and among

                    JLG Industries, Inc. and its Subsidiaries
                          listed on Schedule 1 hereto,

                                  as Borrowers,

                    the Lenders listed on Schedule 2 hereto,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                as Administrative Agent and Documentation Agent,

                                       and

                               BANK ONE, MICHIGAN,
                              as Syndication Agent

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE I DEFINITIONS.............................................................................................1
   Section 1.1. Definitions.......................................................................................1
   Section 1.2. General..........................................................................................17
   Section 1.3. Other Definitions and Provisions.................................................................17

ARTICLE II REVOLVING CREDIT FACILITY.............................................................................18
   Section 2.1. Revolving Credit Loans...........................................................................18
   Section 2.2. Swingline Loans..................................................................................18
   Section 2.3. Procedure for Advances of Revolving Credit and Swingline Loans...................................19
   Section 2.4. Repayment of Loans...............................................................................20
   Section 2.5. Notes............................................................................................21
   Section 2.6. Permanent Reduction of the Aggregate Commitment..................................................22
   Section 2.7. Termination of Credit Facility...................................................................22
   Section 2.8. Use of Proceeds..................................................................................22
   Section 2.9. Alternate Currency Options.......................................................................22
   Section 2.10. European Economic and Monetary Union............................................................24
   Section 2.11. Amendment and Restatement.......................................................................27

ARTICLE III LETTER OF CREDIT FACILITY............................................................................27
   Section 3.1. L/C Commitment...................................................................................27
   Section 3.2. Procedure for Issuance of Letters of Credit......................................................28
   Section 3.3. Commissions and Other Charges....................................................................28
   Section 3.4. L/C Participations...............................................................................29
   Section 3.5. Reimbursement Obligation of the Borrowers........................................................30
   Section 3.6. Obligations Absolute.............................................................................30
   Section 3.7. Effect of Application............................................................................31
   Section 3.8. General Terms of Documentary Letters of Credit...................................................31
   Section 3.9. Existing Letters of Credit.......................................................................32

ARTICLE IV GENERAL LOAN PROVISIONS...............................................................................32
   Section 4.1. Interest.........................................................................................32
   Section 4.2. Notice and Manner of Conversion or Continuation of Loans.........................................34
   Section 4.3. Fees.............................................................................................35
   Section 4.4. Manner of Payment................................................................................35
   Section 4.5. Credit of Payments and Proceeds..................................................................36
   Section 4.6. Adjustments......................................................................................36
   Section 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit;
                   Assumption by the Administrative Agent........................................................37
   Section 4.8. Changed Circumstances............................................................................37
   Section 4.9. Indemnity........................................................................................39
   Section 4.10. Capital Requirements............................................................................39
   Section 4.11. Taxes...........................................................................................40
   Section 4.12. Security........................................................................................41

ARTICLE V CLOSING; CONDITIONS OF EFFECTIVENESS AND BORROWING.....................................................42
   Section 5.1. Conditions to Effectiveness......................................................................42
   Section 5.2. Conditions to All Extensions of Credit...........................................................43

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.......................................................43
   Section 6.1. Representations and Warranties...................................................................43
   Section 6.2. Survival of Representations and Warranties, Etc..................................................51

ARTICLE VII FINANCIAL INFORMATION AND NOTICES....................................................................51
   Section 7.1. Financial Statements.............................................................................51
   Section 7.2. Officer's Compliance Certificate.................................................................52
   Section 7.3. Accountants' Certificate.........................................................................53
   Section 7.4. Other Reports....................................................................................53
   Section 7.5. Notice of Litigation and Other Matters...........................................................53
   Section 7.6. Accuracy of Information..........................................................................54

ARTICLE VIII AFFIRMATIVE COVENANTS...............................................................................54
   Section 8.1. Preservation of Corporate Existence and Related Matters..........................................55
   Section 8.2. Maintenance of Property..........................................................................55
   Section 8.3. Insurance........................................................................................55
   Section 8.4. Accounting Methods and Financial Records.........................................................55
   Section 8.5. Payment and Performance of Obligations...........................................................55
   Section 8.6. Compliance With Laws and Approvals...............................................................55
   Section 8.7. Environmental Laws...............................................................................56
   Section 8.8. Compliance with ERISA............................................................................56
   Section 8.9. Intentionally Omitted............................................................................57
   Section 8.10. Conduct of Business.............................................................................57
   Section 8.11. Visits and Inspections..........................................................................57
   Section 8.12. Additional Subsidiaries; Monetization Subsidiaries..............................................57
   Section 8.13. Deposit Account.................................................................................57
   Section 8.14. Transactions Among Affiliates...................................................................57
   Section 8.15. Costs and Expenses..............................................................................58
   Section 8.16. Further Assurances..............................................................................58
   Section 8.17. Intentionally Omitted...........................................................................58
   Section 8.18. Intentionally Omitted...........................................................................58
   Section 8.19. AFS Financing Agreement Transactions............................................................58
   Section 8.20. Senior Subordinated Debt........................................................................59

ARTICLE IX FINANCIAL COVENANTS...................................................................................59
   Section 9.1. Leverage Ratio...................................................................................59
   Section 9.2. Adjusted Interest Coverage Ratio.................................................................59
   Section 9.3. Minimum Net Worth................................................................................59
   Section 9.4. Adjusted Leverage Ratio..........................................................................59
   Section 9.5. Senior Leverage Ratio............................................................................60

ARTICLE X NEGATIVE COVENANTS.....................................................................................60
   Section 10.1. Limitations on Debt and Guaranty Obligations....................................................60
   Section 10.2. Intentionally Omitted...........................................................................62
   Section 10.3. Limitations on Liens............................................................................62
   Section 10.4. Limitations on Investments......................................................................63
   Section 10.5. Limitations on Mergers and Liquidation..........................................................65
   Section 10.6. Limitations on Sale of Assets...................................................................66
   Section 10.7. Limitations on Stock Transactions...............................................................67
   Section 10.8. Intentionally Omitted...........................................................................67
   Section 10.9. Certain Accounting Changes......................................................................67
   Section 10.10. Amendments; Payments and Prepayments of Senior Subordinated Debt...............................67
   Section 10.11. Intentionally Omitted..........................................................................67
   Section 10.12. Use of Proceeds................................................................................67

ARTICLE XI DEFAULT AND REMEDIES..................................................................................68
   Section 11.1. Events of Default...............................................................................68
   Section 11.2. Remedies........................................................................................70
   Section 11.3. Rights and Remedies Cumulative; Non-Waiver, etc.................................................71

ARTICLE XII THE ADMINISTRATIVE AGENT.............................................................................72
   Section 12.1. Appointment.....................................................................................72
   Section 12.2. Delegation of Duties............................................................................72
   Section 12.3. Exculpatory Provisions..........................................................................72
   Section 12.4. Reliance by the Administrative Agent............................................................72
   Section 12.5. Notice of Default...............................................................................73
   Section 12.6. Non-Reliance on the Administrative Agent and Other Lenders......................................73
   Section 12.7. Indemnification.................................................................................74
   Section 12.8. The Administrative Agent in Its Individual Capacity.............................................74
   Section 12.9. Resignation of the Administrative Agent; Successor Administrative Agent.........................74

ARTICLE XIII MISCELLANEOUS.......................................................................................75
   Section 13.1. Notices.........................................................................................75
   Section 13.2. Expenses; Indemnity.............................................................................76
   Section 13.3. Set-off.........................................................................................77
   Section 13.4. Governing Law...................................................................................77
   Section 13.5. Consent to Jurisdiction.........................................................................77
   Section 13.6. Waiver of Jury Trial............................................................................78
   Section 13.7. Reversal of Payments............................................................................78
   Section 13.8. Injunctive Relief; Punitive Damages.............................................................78
   Section 13.9. Accounting Matters..............................................................................79
   Section 13.10. Successors and Assigns; Participations.........................................................79
   Section 13.11. Participations.................................................................................81
   Section 13.12. Disclosure of Information; Confidentiality.....................................................81
   Section 13.13. Certain Pledges or Assignments; Amendments.....................................................82
   Section 13.14. Costs and Expenses of Borrowers................................................................82
   Section 13.15. Authorization Coupled with an Interest.........................................................82

   Section 13.16. Full Force and Effect..........................................................................82
   Section 13.17. Headings.......................................................................................83
   Section 13.18. Severability...................................................................................83
   Section 13.19. Counterparts...................................................................................83
   Section 13.20. Agreement in Effect............................................................................83
   Section 13.21. Credit Agreement Controls......................................................................83
   Section 13.22. Covenants Independent..........................................................................83
   Section 13.23. PNC Three Party Agreement......................................................................83
   Section 13.24. Termination....................................................................................84
   Section 13.25. Confirmation of Collateral Security Documents..................................................84

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated the 17th day of June, 2002, is made by and among JLG INDUSTRIES, INC., a Pennsylvania corporation ("JLG"), the Subsidiaries (as hereinafter defined) of JLG listed on Schedule 1 hereto (together with JLG, individually and collectively, "Borrowers"), the Lenders who are or may become a party to this Agreement, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent and documentation agent for the Lenders, and BANK ONE, MICHIGAN, as syndication agent for the Lenders.

                              STATEMENT OF PURPOSE

                  The Borrowers and the Lenders entered into a Credit Agreement dated June 18, 1999, which was amended by Amendment No. 1 to Credit Agreement dated December 16, 1999, Amendment No. 2 to and Consent and Waiver under Credit Agreement dated June 30, 2000 and Amendment No. 3 and Joinder to Credit Agreement dated October 4, 2001 (the "Original Credit Agreement"). The Borrowers and the Lenders also entered into the Working Capital Facility (defined below) which will be prepaid and repaid in full and terminated on the Closing Date (defined below). Borrowers, Administrative Agent and Required Lenders have agreed to amend and restate the Original Credit Agreement in its entirety as set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "Adjusted EBIT" means, for any Rolling Period, Consolidated net income of JLG and its Subsidiaries for such Rolling Period (excluding net income arising from Monetization Assets in connection with Monetization Transactions, or portions thereof, which are reflected as debt on the Consolidated balance sheet of JLG and its Consolidated Subsidiaries), plus (i) interest expense and taxes for such Rolling Period and (ii) the Orrville Restructuring Charge, in each case as defined in accordance with GAAP and, if applicable, to the extent each has been deducted in determining net income.

                  "Adjusted Interest Coverage Ratio" means, as of the date of determination, the ratio of Adjusted EBIT to Adjusted Interest Expense, in each case for the Rolling Period ending on such date.

                  "Adjusted Interest Expense" means, for any Rolling Period, Consolidated interest expense of JLG and its Subsidiaries for such Rolling Period (including, without limitation, interest expense attributable to Capital Leases but excluding interest expense relating to Non-Recourse Obligations) determined in accordance with GAAP.

                  "Adjusted Leverage Ratio" means, as of the date of determination, the ratio of Adjusted Total Funded Debt as of such date to EBITDA for the Rolling Period ending on such date.

                  "Adjusted Net Worth" means, as of any date of determination, Net Worth of JLG and its Consolidated Subsidiaries, as of the last day of the fiscal quarter immediately preceding the date of determination, plus the Gradall Charge.

                  "Adjusted Total Funded Debt" means, without duplication, as of the last day of any Rolling Period, Total Funded Debt, plus Non-Recourse Obligations of JLG and its Consolidated Subsidiaries, plus Guaranty Obligations consisting of MOSAs.

                  "Administrative Agent" means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

                  "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

                  "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term control means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Affiliate Transactions" shall have the meaning set forth in
Section 8.14 hereof.

                  "AFS" means Access Financial Solutions, Inc., a Maryland corporation and a Wholly-Owned Subsidiary of JLG.

                  "AFS Financing Agreements" means all agreements between AFS and a customer of JLG or any of its Subsidiaries, evidencing a Customer Financing, of which ninety percent (90%) will have a term no longer than 72 months and one hundred percent (100%) will have a term no longer than 84 months.

                  "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Two Hundred Fifty Million Dollars ($250,000,000).

                  "Agreement" means this Amended and Restated Credit Agreement, together with the schedules and exhibits attached hereto, as amended, restated or otherwise modified.

                  "Alternate Currency" shall have the meaning set forth in Paragraph 2.9 hereof.

                  "Alternate Currency Loan" means a Revolving Credit Loan denominated in an Alternate Currency.

                  "Alternate Lending Office" means as to each Lender, such office, branch, affiliate or correspondent of such Lender as such Lender may from time to time designate by notice to Borrowers and the Administrative Agent as such Lender's office for making or receiving payments of Alternate Currency Loans.

                  "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, requirements of Governmental Approvals and orders of courts, arbitrators (which have been entered and filed with a court of competent jurisdiction) or Governmental Authorities.

                  "Applicable Margin" shall have the meaning assigned thereto in
Section 4.1(c).

                  "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Asset Sale" means, with respect to a Person, the conveyance, sale, lease, assignment, transfer or other disposition of any of the Person's property, business or assets (other than cash, cash equivalents and Investments permitted under Section 10.4(b)), whether now owned or hereafter required.

                  "Assignment and Acceptance" shall have the meaning assigned thereto in Section 13.10.

                  "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

                  "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

                  "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

                  "Borrower" means individually, and "Borrowers" means collectively, JLG Industries, Inc., a Pennsylvania corporation, and each of its Subsidiaries set forth on Schedule 1 hereto, each in its capacity as a borrower hereunder.

                  "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "Capital Lease" means, with respect to JLG and its Subsidiaries, any lease of any property that is required, in accordance with GAAP, to be classified and accounted for as a capital lease on a Consolidated balance sheet of JLG and its Subsidiaries.

                  "Change in Control" shall have the meaning assigned thereto in
Section 11.1(i).

                  "Closing Date" means June 18, 1999.

                  "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

                  "Collateral" shall have the meaning assigned to it in the Collateral Security Documents.

                  "Collateral Security Documents" means the collective reference to the Security Agreement, the Pledge Agreement and each other agreement or writing pursuant to which any Borrower or any Subsidiary purports to pledge or grant a security interest in any property or assets securing the Obligations or any Person purports to guaranty the payment and/or performance of the Obligations.

                  "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

                  "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

                  "Consolidated" means, when used with reference to financial statements or financial statement items of JLG and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

                  "Contractual Currency" shall have the meaning set forth in
Section 2.9(c) hereof.

                  "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

                  "Currency Calculation Date" means (a) each date of delivery of a Notice of Borrowing in accordance with Section 2.3 hereof and (b) each other date on which the Administrative Agent shall, in its discretion, calculate the Dollar Equivalent of the Alternate Currency Loan, other than on a Currency Calculation Date as set forth in clause (a) of this definition.

                  "Customer Financing(s)" means any lease (including any operating lease, financing lease, or synthetic lease) or any conditional sale agreement, pursuant to which JLG or any of its Subsidiaries leases or conditionally sells new or used equipment either manufactured or remanufactured by JLG or any of its Subsidiaries, other than (i) any open accounts receivable from the sale of equipment or (ii) Monetization Assets that are the subject of a Monetization Transaction.

                  "Customer Financing Value" means the aggregate outstanding book value of all Customer Financings as reflected from time to time on JLG's Consolidated financial statements.

                  "Debt" means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness, in each case for borrowed money, having a stated maturity of greater than one year and including without limitation indebtedness with such stated maturity during the year preceding such stated maturity, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of such Person, (b) all obligations to pay the deferred purchase price of property or services of such Person, (c) the capitalized amount of all obligations of such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of such Person, (e) all Guaranty Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all net obligations incurred by such Person pursuant to Hedging Agreements, (h) Operating Lease Value under Operating Leases (including without limitation "synthetic" or similar leases) and (i) Recourse Obligations; provided, that the term Debt shall not include Non-Recourse Obligations whether or not classified as debt in accordance with GAAP.

                  "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

                  "Dollars or $" means, unless otherwise qualified, dollars in lawful currency of the United States.

                  "Dollar Equivalent" of any amount expressed in an Alternate Currency means the equivalent amount of Dollars as of the most recent date on which Administrative Agent in its reasonable judgment determines to make a foreign exchange calculation, after giving effect to a conversion of such amount of such Alternate Currency to Dollars at the buy spot rate quoted for wholesale transactions by Administrative Agent at approximately 11:00 a.m. Charlotte time on such Currency Calculation Date in accordance with its normal practice.

                  "EBITDA" means, for any Rolling Period, Consolidated net income of JLG and its Subsidiaries for such period, plus interest expense, taxes, depreciation and amortization for such period, plus the Orrville Restructuring Charge, to the extent each has been deducted in determining net income. Notwithstanding anything to the contrary set forth herein, if for any Rolling Period, a Borrower shall have consummated an acquisition of a business, EBITDA shall be calculated on a pro forma basis as if the acquisition had taken place on the first day of such Rolling Period.

                  "Effective Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 shall be satisfied or waived.

                  "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is maintained or sponsored by, contributed to or covering employees of any Borrower or any ERISA Affiliate.

                  "Environmental Laws" means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, requirements of Governmental Approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

                  "Equipment Sale/Leaseback" means a lease arrangement whereby Borrower(s) sell certain manufacturing or other equipment to a lessor and lease back such equipment from the lessor.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

                  "ERISA Affiliate" means any Person who together with any Borrower or Subsidiary is treated as a single employer within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

                  "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

                  "Event of Default" means any of the events specified in
Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

                  "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding , (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the Swingline Loans then outstanding (if any).

                  "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                  "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then Federal Funds Rate shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

                  "Fiscal Year" means the fiscal year of JLG and its Subsidiaries ending on July 31.

                  "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the United States Financial Accounting Standards Board, as from time to time in effect consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated.

                  "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Gradall" means Gradall Industries, Inc., a Delaware corporation.

                  "Gradall Charge" means an amount equal to the reduction of goodwill related to the acquisition of Gradall to be reflected pursuant to Statement of Financial Accounting Standards No. 142 on the Consolidated balance sheet of JLG and its Subsidiaries at July 31, 2002; provided, that the term Gradall Charge shall not reflect any such reduction in excess of $140,000,000.

                  "Guaranty Obligation" means, with respect to any Person, without duplication: (i) any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person (including without limitation MOSAs), (ii) any obligation, direct or indirect, contingent or otherwise, of any such Person to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt of any other Person (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, securities or services for less than fair value, to take-or-pay, or to maintain financial statement condition or otherwise) or (iii) any obligation, direct or indirect, contingent or otherwise, of any such Person entered into primarily for the purpose of assuring in any other manner the obligee of any Debt of any other Person of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation (other than a MOSA) of any Borrower or Subsidiary of a Borrower shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof. The amount of any MOSA of any Borrower or Subsidiary of a Borrower shall be deemed to be the lesser of (i) the capitalized amount of all Supported Customer Financings, as determined in accordance with GAAP, and (ii) if any, the stated limitation of the obligations of JLG or any of its Subsidiaries pursuant to the MOSAs related to such Customer Financings, in each case determined in a manner consistent with the determination of contingent liabilities represented by MOSAs in connection with the preparation of the Consolidated financial statements of JLG and its Subsidiaries.

                  "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

                  "Hedging Agreement" means, with respect to any Person, any agreement with respect to an interest rate, currency, commodity or credit derivative swap, collar, cap, swaption, future, option, floor or a forward rate or similar agreement, including without limitation any swap agreement (as defined in 11 U.S.C. Section 101), or other agreement regarding the hedging of interest rate, currency, commodity or credit risk exposure executed in connection with hedging the interest rate, currency, commodity or credit exposure of such Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

                  "Indenture" means the Trust Indenture dated as of June 17, 2002, among JLG, certain of its Subsidiaries and The Bank of New York, as trustee, relating to the issuance of the Senior Subordinated Debt, as it may be amended, modified or supplemented from time to time.

                  "Interest Period" shall have the meaning assigned thereto in
Section 4.1(b).

                  "Investment" means any advance, loan, extension of credit or capital contribution to, or purchase or other acquisition of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or any other investment, in any other Person. The term Investment shall not include any Guaranty Obligation.

                  "Issuing Lender" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

                  "JLG Rights Agreement" means the Rights Agreement dated as of May 24, 2000 between JLG and American Stock Transfer and Trust Company, as it may be amended from time to time.

                  "L/C Commitment" means the lesser of (a) Twenty-Five Million Dollars ($25,000,000) and (b) the Aggregate Commitment.

                  "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

                  "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

                  "Lender" means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

                  "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans as set forth in Schedule 2 or as specified from time to time.

                  "Letters of Credit" shall have the meaning assigned thereto in
Section 3.1.

                  "Leverage Ratio" means, as of the date of determination, the ratio of Total Funded Debt as of such date to EBITDA for the Rolling Period ending on such date.

                  "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars or applicable Alternate Currency deposits, as the case may be, in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears for Dollar deposits on the Dow Jones Markets page 3750 at approximately 11:00 a.m. (London time), and for Alternate Currency deposits on Dow Jones Markets page 3750 at approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Dow Jones Markets page 3750, then LIBOR shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                  "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula, and as may be further adjusted for MLA
Costs:

   LIBOR Rate  =                        LIBOR
                        ------------------------------------
                        1.00 - Eurodollar Reserve Percentage

                  "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                  "Liquidation Currency" shall have the meaning set forth in
Section 2.9(d) hereof.

                  "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans and "Loan" means any of such Loans.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Letters of Credit, the Collateral Security Documents, and each other document, instrument, certificate and agreement (but excluding any Hedging Agreement) executed and delivered by any Borrower, or any Subsidiary in connection with this Agreement, all as may be amended, restated or otherwise modified.

                  "Material Adverse Effect" means, with respect to the Borrowers or any of their Subsidiaries, a material adverse change since July 31, 2001 on the properties, business, prospects, operations or condition (financial or otherwise) of JLG and its Subsidiaries (other than Monetization Subsidiaries) taken as a whole or which would be reasonably likely to materially impair the ability of JLG or any of its Subsidiaries to perform any of its respective material obligations under the Loan Documents in each case to which it is a party.

                  "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any Subsidiary involving monetary liability of or to any such Person in an amount in excess of $10,000,000 per annum; or (b) any other contract or agreement, written or oral, of any Borrower or any Subsidiary, the failure to comply with which would reasonably be expected to have a Material Adverse Effect.

                  "Material Subsidiary" means any Subsidiary which either: (i) comprised five percent (5%) or more of the assets of JLG and its Subsidiaries on a Consolidated basis as of the most recent date for which a balance sheet has been delivered (or is required to have been delivered) hereunder, or (ii) was responsible for five percent (5%) or more of EBITDA for the most recent Rolling Period.

                  "MLA Cost" means, with respect to any Alternate Currency Loan made by a Lender, the cost imputed to such Lender of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Interest Period applicable to such Alternate Currency Loan, expressed as a rate per annum and determined in accordance with the formula set forth on Schedule 3 hereto.

                  "Monetization Assets" means (i) accounts receivable, Customer Financings, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to inventory or services of the Borrowers and their Subsidiaries, (ii) equipment and equipment residuals relating to any of the foregoing, (iii) related contractual rights, guarantees, letters of credit, security interests, liens, insurance proceeds, collections and other related assets and (iv) proceeds of all of the foregoing.

                  "Monetization Subsidiary" means a direct or indirect Subsidiary of JLG formed in connection with a Monetization Transaction.

                  "Monetization Transaction" means any transaction or series of transactions pursuant to which any Borrower sells, conveys, assigns or otherwise transfers for value any Monetization Assets to any Monetization Subsidiary or to any other Person that is not an Affiliate of a Borrower, or creates a security interest in Monetization Assets in favor of any Monetization Subsidiary or any other Person that is not an Affiliate of a Borrower to secure Debt incurred in connection with such Monetization Transaction.

                  "MOSAs" means a mandate of sale agreement, remarketing agreement, guaranty or similar agreement or instrument entered into by JLG or any of its Subsidiaries as a credit enhancement of financing obtained by customers of JLG or any of its Subsidiaries to finance the acquisition by such customers of equipment manufactured by JLG or any of its Subsidiaries.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Worth" means, as of any date of determination, the Consolidated total assets of JLG and its Subsidiaries, less the Consolidated total liabilities and deferred items of JLG and its Subsidiaries, in each case as defined in accordance with GAAP.

                  "Non-Recourse Obligations" means, with respect to any Person, the portion of the obligations of such Person incurred in connection with a Monetization Transaction, and which are reflected as liabilities on the Consolidated balance sheet of JLG and its Subsidiaries in accordance with GAAP, in respect of which the sole contractual recourse for collection of such obligations consists of (i) the Monetization Assets subject to such Monetization Transaction, (ii) the capital stock of a Monetization Subsidiary and (iii) recourse arising from representations, warranties, obligations, covenants and indemnities entered into by such Person which are customary in Monetization Transactions.

                  "Notes" means the collective reference to the Revolving Credit Notes and Swingline Note and "Note" means any of such Notes.

                  "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.3(b).

                  "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.3(a).

                  "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

                  "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.4(c).

                  "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrowers to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which such Hedging Agreement is permitted hereunder), and (d) all other fees and commissions (including reasonable attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, liquidated or unliquidated, and whether or not evidenced by any note, in each case pursuant to the terms of this Agreement, any Note, any Letter of Credit, any Collateral Security Document, or any of the other Loan Documents.

                  "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

                  "Operating Lease" means individually, and "Operating Leases" means collectively, an operating lease under GAAP that has a fixed term of no less than two years, which fixed term may not be cancelled or otherwise terminated at the option of JLG or any of its Subsidiaries, as lessee, earlier than the latest possible date of termination without the imposition of a penalty on such lessee.

                  "Operating Lease Value" means, as of any date of determination, the amount of all specified payments in the nature of rent required to be made by JLG or any of its Subsidiaries, as lessee, under the terms of any Operating Lease during the remaining fixed term thereof, discounted to present value using a discount rate of ten percent (10%).

                  "Original Credit Agreement" shall have the meaning assigned thereto in the preamble.

                  "Orrville Restructuring Charge" means the restructuring charge not exceeding $7,700,000 incurred in connection with the closing of the Borrowers' facility in Orrville, Ohio as further described on Schedule 4 hereto.

                  "Other Taxes" shall have the meaning assigned thereto in
Section 4.11(b).

                  "Overdraft Facility" means the agreement evidencing the indebtedness of JLG, Fulton International, Inc., JLG Equipment Services, Inc., JLG Manufacturing, LLC and AFS in order to provide for banking overdraft protection and other general corporate needs.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which is maintained or sponsored by, contributed to, or covering employees of any Borrower, Subsidiary or ERISA Affiliate.

                  "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

                  "PIDA" means the Pennsylvania Industrial Development
Authority.

                  "PIDA Debt" means the secured indebtedness of a Borrower to PIDA, the Bedford County Pennsylvania Industrial Authority and the Fulton County Pennsylvania Industrial Authority in the maximum aggregate principal amount of $3,615,198 as evidenced by the following loan agreements: (i) Loan Agreement with PIDA dated as of April 18, 1989 in the original principal amount of $465,198; (ii) Loan Agreement with PIDA dated as of May 28, 1997 in the original principal amount of $2,000,000; (iii) Loan Agreement with Bedford County Pennsylvania Industrial Authority dated as of July 10, 1989 in the original principal amount of $369,000; and (iv) Loan Agreement with Fulton County Pennsylvania Industrial Authority dated as of April 18, 1989 in the original principal amount of $781,000.

                  "Pledge Agreement" means, collectively, the Pledge Agreement dated October 4, 2001 by JLG in favor of Administrative Agent, as amended, and any additional pledge agreements required under Section 8.12 hereof, as each such agreement may be amended, restated or modified from time to time.

                  "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

                  "Received Currency" shall have the meaning set forth in
Section 2.9(c) hereof.

                  "Recourse Obligations" means, with respect to any Person, all obligations incurred in connection with Monetization Transactions which are not Non-Recourse Obligations and which are reflected as liabilities or reserves on the Consolidated balance sheet of JLG and its Subsidiaries in accordance with GAAP.

                   "Redenominate" means the conversion of each Alternate Currency Loan from one Alternate Currency into Dollars.

                  "Register" shall have the meaning assigned thereto in Section 13.10(d).

                  "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Rental Fleet Sale/Leaseback" means a lease arrangement whereby Borrower(s) sell a pool of rental equipment to a lessor and lease back such equipment from the lessor.

                  "Required Lenders" means, at any date, any combination of holders of at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate to at least fifty-one percent (51%).

                  "Responsible Officer" means any of the following: the chief executive officer, chief financial officer, director of treasury services or general counsel of JLG or any other officer of JLG designated in writing by any of the foregoing officers and reasonably acceptable to Administrative Agent.

                  "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

                  "Revolving Credit Loans" means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

                  "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrowers (and joined by AFS pursuant to the Joinders to Revolving Credit Note by AFS in favor of each Lender, in each case dated October 4, 2001), payable to the order of each Lender, substantially in the form of Exhibit A-1 to the Original Credit Agreement evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefore, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

                  "Rolling Period" means, as of any date of determination, the most recent four (4) consecutive fiscal quarters of JLG and its Consolidated Subsidiaries ending on or before such date.

                  "Sale/Leaseback Transferred Assets" means, collectively: (i) any assets leased by a Borrower pursuant to an Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transaction, and (ii) in connection with a Rental Fleet Sale/Leaseback transaction, the Borrowers' accounts, proceeds of accounts, lease agreements and lease payments related to such assets.

                  "Security Agreement" means the Security Agreement dated as of October 4, 2001 by and among Borrowers and Administrative Agent, as amended and as it may be further amended, restated or modified from time to time.

                  "Senior Funded Debt" means, as of the date of determination, Total Funded Debt, less the aggregate outstanding amount of Senior Subordinated Debt as of such date.

                  "Senior Leverage Ratio" means, as of the date of determination, the ratio of Senior Funded Debt as of such date to EBITDA, for the Rolling Period ending on such date.

                  "Senior Subordinated Debt" or "Subordinated Debt" means the senior subordinated debt of JLG incurred in connection with the issuance of the JLG Industries, Inc. 8 3/8% Senior Subordinated Notes Due June 15, 2012, not exceeding Two Hundred Fifty Million Dollars ($250,000,000) in aggregate principal amount outstanding at any time.

                  "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by, such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

                  "Supported Customer Financing" means financing obtained by customers of JLG or any of its Subsidiaries in respect of which JLG or any of its Subsidiaries has entered into a MOSA.

                  "Swingline Commitment" means the lesser of (a) Twenty Million Dollars ($20,000,000) and (b) the Aggregate Commitment.

                  "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

                  "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

                  "Swingline Note" means the Swingline Note made by the Borrowers (and joined by AFS pursuant to the Joinder to Swingline Note dated October 4, 2001 by AFS in favor of the Swingline Lender, payable to the order of the Swingline Lender), substantially in the form of Exhibit A-2 to the Original Credit Agreement, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

                  "Swingline Termination Date" means the first to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section
12.9 and (b) the Termination Date.

                  "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

                  "Termination Date" means the earliest of: (i) June 18, 2004;
(ii) the date of termination by the Borrowers pursuant to Section 2.6(a); or
(iii) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

                  "Termination Event" means: (a) a reportable event described in
Section 4043 of ERISA for which the requirement of a 30-day notice to the PBGC is not waived with respect to the Borrower or any ERISA Affiliate, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) with respect to a Pension Plan that does not satisfy the requirements for a standard termination under Section 4041(b) of ERISA, the termination of such a Pension Plan, the filing of a notice of intent to terminate such a Pension Plan or the treatment of such a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan but only if such partial or complete withdrawal results in the Borrower or ERISA Affiliate incurring a withdrawal liability under Section 4201 of ERISA, or
(g) the imposition of a Lien on the property or assets of the Borrower or an ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, or
(h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan in which the Borrower or any ERISA Affiliate has an obligation to contribute under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan in which the Borrower or any ERISA Affiliate has an obligation to contribute under
Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan in which the Borrower or any ERISA Affiliate has an obligation under Section 4042 of ERISA.

                  "Total Funded Debt" means, as of the date of determination, with respect to JLG and its Consolidated Subsidiaries, the aggregate outstanding principal amount of all Debt described in clauses (a), (c), (h) (only to the extent that an Operating Lease is a "synthetic" lease as defined in accordance with GAAP) and (i) of the definition of Debt set forth in this Section 1.1, Reimbursement Obligations and the aggregate outstanding principal amount of all indebtedness for borrowed money having a maturity of one year or less.

                  "Uniform Customs" means, in the case of: (a) standby letters of credit, the International Standby Practices - ISP98 (1998), International Chamber of Commerce Publication No. 590, as the same may be amended or revised from time to time, and (b) documentary Letters of Credit, the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

                  "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania, as amended, restated or otherwise modified.

                  "United States" means the United States of America.

                  "Wachovia" means Wachovia Bank, National Association (f/k/a First Union National Bank), a national banking association, and its successors.

                  "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of a Borrower's Wholly-Owned Subsidiaries.

                  "Working Capital Facility" means the revolving credit facility in the maximum principal amount of $100,000,000 evidenced by the Working Capital Credit Agreement dated December 16, 1999 by and among Borrowers, the lenders listed on Schedule 2 thereto, Administrative Agent and Syndication Agent, as amended by Amendment No. 1 to and Consent and Waiver under Credit Agreement dated June 30, 2000 and Amendment No. 2 and Joinder to Credit Agreement dated October 4, 2001, and as may be further amended from time to time.

                  Section 1.2. General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to Charlotte time shall refer to the applicable time of day in Charlotte, North Carolina.

                  Section 1.3.  Other Definitions and Provisions.

                           (a)      Use of Capitalized Terms. Unless otherwise
defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

                           (b)      Accounting Terms. Except as otherwise
provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. In the event that any future change in GAAP, in and of itself, materially affects the Borrowers' compliance with any financial covenant contained herein Borrowers and the Administrative Agent shall use commercially reasonable efforts to modify such covenant in order to account for such change and to secure for Lenders the intended benefits of such covenant.

                        (c) Miscellaneous. The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II
                            REVOLVING CREDIT FACILITY

                Section 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date through the Termination Date as requested by the Borrowers in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment less such Lender's Commitment Percentage of outstanding L/C Obligations and Swingline Loans (if any). Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date. The obligations of Borrowers under the Revolving Credit Loans are and shall be joint and several.

                Section 2.2. Swingline Loans.

                        (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment. The obligations of Borrowers under the Swingline Loans are and shall be joint and several.

                        (b)     Refunding.

                                (i)     Swingline Loans shall be refunded by the
Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                                (ii)    The Borrowers shall pay to the Swingline
Lender within one (1) Business Day following demand the full amount of such outstanding Swingline Loans if amounts received from the Lenders other than the Swingline Lender are not sufficient to repay in full the portion of the outstanding Swingline Loans in excess of the Commitment Percentage of the Swingline Lender (the "Excess Swingline Amount") requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the Excess Swingline Amount requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrowers pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

                                (iii)   Each Lender acknowledges and agrees that
its obligation to refund Swingline Loans in accordance with the terms of this
Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

                Section 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

                        (a) Requests for Borrowing. JLG, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit A (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan (including without limitation each Swingline Loan) and (ii) on the third
(3rd) Business Day before each LIBOR Rate Loan of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment then available to the Borrowers, or if less, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of

$250,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principle amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto and (F) if such Loan is not to be denominated in Dollars, the Alternate Currency in which such Loan is to be denominated. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

                        (b) Authority of JLG. Each of the Borrowers hereby irrevocably authorizes and requests that JLG execute all Notices of Borrowing, make all elections as to interest rates and take any other actions required of or permitted by the Borrowers under this Agreement, on its respective behalf, in each case with the same force and effect as if such Borrower had executed such Notice of Borrowing, made such election or taken such other action itself. Any request, application or other communication by JLG may be relied on by the Administrative Agent and the Lenders, and any communication by the Administrative Agent and Lenders shall be made to JLG, and shall be binding on each Borrower, jointly and severally, as fully as if such request, application or other communication were made directly by or to each such Borrower.

                        (c) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date,
(i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit B hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

                Section 2.4. Repayment of Loans.

                        (a) Repayment on Termination Date. The Borrowers shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Termination Date, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

                        (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment less the sum of all outstanding L/C Obligations and Swingline Loans, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans and Swingline Loans, and furnish cash collateral reasonably satisfactory to the Administrative Agent and/or repay the L/C Obligations in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of the L/C Obligations and third to the principal amount of outstanding Revolving Credit Loans. Such cash collateral shall be applied in accordance with
Section 11.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                        (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and same Business Day irrevocable notice with respect to Base Rate Loans, including without limitation Swingline Loans, in the form attached hereto as Exhibit C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans, including without limitation Swingline Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in a whole multiple of $250,000 with respect to Base Rate Loans (other than Swingline Loans), $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment with respect to any LIBOR Rate Loan shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof. Any repayment of the Loans will not affect the Borrowers' obligation to continue making payments as required under any Hedging Agreement.

                        (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                Section 2.5. Notes.

                        (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrowers to repay such Revolving Credit Loans are evidenced by a separate Revolving Credit Note executed by the Borrowers payable to the order of such Lender in connection with the Original Credit Agreement, representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon in accordance with the terms of this

Agreement or any other Loan Document. Each Revolving Credit Note bears interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

                        (b) Swingline Notes. The Swingline Loans and the obligations of the Borrowers to repay such Swingline Loans are evidenced by a Swingline Note executed by the Borrowers payable to the order of the Swingline Lender in connection with the Original Credit Agreement, representing the Borrowers' obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrowers hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon in accordance with the terms of this Agreement or any other Loan Document. The Swingline Note bears interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

                Section 2.6. Permanent Reduction of the Aggregate Commitment.

                        (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty,
(i) the entire Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

                        (b) Each permanent reduction permitted pursuant to this Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                Section 2.7. Termination of Credit Facility. The Credit Facility shall terminate on the Termination Date.

                Section 2.8. Use of Proceeds. The Borrowers shall use the proceeds of the Extensions of Credit for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including without limitation the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

                Section 2.9. Alternate Currency Options.

                        (a)     (i)     All Revolving Credit Loans shall be made
in Dollars or, at Borrowers' request, in any other freely convertible, transferable foreign currency available to all Lenders (each an "Alternate Currency"); provided, however, that the aggregate outstanding amount of the Revolving Credit Loans made in Alternate Currencies shall not exceed at any time the Dollar Equivalent of One Hundred Million Dollars ($100,000,000). Each Lender's Commitment Percentage of each Alternate Currency Loan shall be determined by reference to its Dollar Equivalent on the date each such Alternate Currency Loan is made. As to any Alternate Currency Loan, each Lender may elect to fulfill its commitment to make such Alternate Currency Loan by causing an Alternate Lending Office to make such Alternate Currency Loan; provided, however, that no such election shall be made if as a result thereof any Borrower would be required to pay United States withholding taxes or any additional amounts.

                                (ii)    Each Alternate Currency Loan shall be a
LIBOR Rate Loan; provided, however, that JLG, on behalf of the Borrowers, shall give a Notice of Borrowing to the Administrative Agent under Section 2.3(a)(ii) on the fourth (4th) Business Day before each Alternate Currency Loan.

                        (b) If, after the date of this Agreement, any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lenders with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lenders to make or maintain or fund Loans in the applicable Alternate Currency, Administrative Agent shall notify Borrowers. Upon receipt of such notice, the applicable Alternate Currency Loan shall be repaid and/or converted to an available Alternate Currency or Dollars on either: (i) the last day of the then current Interest Period for the affected Alternate Currency Loan, if Lenders may lawfully continue to maintain a Loan at such Alternate Currency to such day, or (ii) immediately, if Lenders may not lawfully continue to so maintain such Alternate Currency Loan.

                        (c) All payments hereunder shall be made in Dollars or an Alternate Currency, as the case may be, based on the currency in which a Loan is made. Such requirement is of the essence hereof. If payment is not made in the currency due under this Agreement (the "Contractual Currency") or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under the Notes and such judgment is expressed in a currency other than the Contractual Currency, the Borrowers shall indemnify and hold the Lenders harmless against any deficiency incurred by the Lenders with respect to the amount received by the Lenders to the extent the rate of exchange at which the Contractual Currency is convertible into the currency actually received or the currency in which the judgment is expressed (the "Received Currency") is not the reciprocal of the rate of exchange at which Administrative Agent would be able to purchase the Contractual Currency with the Received Currency, in each case on the Business Day following receipt of the Received Currency in accordance with normal banking procedures. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment currency into the Contractual Currency (the "Conversion Date") and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Lenders, then the Borrowers will, notwithstanding such judgment or order, pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Lenders from the Borrowers hereunder in the Contractual Currency.

                        (d) If any Borrower shall wind up, liquidate, dissolve or become a debtor in bankruptcy while there remains outstanding: (i) any amounts owing to the Lenders hereunder or under the Notes, (ii) any damages owing to the Lenders in respect of a breach of any of the terms hereof, or (iii) any judgment or order rendered in respect of such amounts or damages, the Borrowers shall indemnify and hold the Lenders harmless against any deficiency with respect to the Contractual Currency in the amounts received by the Lenders arising or resulting from any variation as between: (i) the rate of exchange at which the Contractual Currency is converted into another currency (the "Liquidation Currency") for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under the Notes or under any judgment or order to which the relevant obligations hereunder or under the Notes shall have been merged and (ii) the rate of exchange at which Administrative Agent could, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the "final date" or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy shall be the date fixed by the liquidator under the applicable law as being the last practicable date as of which the liabilities of the applicable Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate person in respect thereof.

                        (e) The Borrowers agree to indemnify the Lenders against any loss or expense which the Lenders may sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Alternate Currency Loan or any part thereof as a consequence of (i) the Borrowers' failure to make a payment on other than the due date of such Alternate Currency Loan, or (ii) the Borrowers' failure to borrow under, convert to or renew under the applicable Alternate Currency on a binding effective date of such borrowing, conversion or renewal. Administrative Agent's determination of an amount payable under this paragraph (e) shall, in the absence of error, be conclusive and shall be payable on demand.

                        (f) Administrative Agent may from time to time in its discretion calculate the Dollar Equivalent of an Alternate Currency Loan. In the event that the aggregate Dollar Equivalent of the outstanding principal amount of the Alternate Currency Loans at any time exceeds One Hundred Million Dollars ($100,000,000), the Administrative Agent shall promptly give notice of such fact to Borrowers and Lenders, and Borrowers shall be required to make a payment to Administrative Agent to reduce the outstanding principal amount of the outstanding Alternate Currency Loans so that the Dollar Equivalent thereof equals not more than One Hundred Million Dollars ($100,000,000). Such payment shall be made within three (3) Business Days following the date of receipt of such notice given by Administrative Agent.

                Section 2.10. European Economic and Monetary Union.

                        (a) Definitions. In this Section 2.10 and in each other provision of this Agreement to which reference is made to this Section expressly or implicitly, the following terms have the meanings given to them in this Section 2.10:

                "EMU" means economic and monetary union as contemplated in the Treaty on European Union;

                "EMU Legislation" means legislative measures of the European Council for the introduction of change over to or operation of a single or unified European currency, as amended from time to time;

                "euro" means the single currency to which participating member states are converting;

                "euro unit" means the currency unit of the euro;

                "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

                "participating member state" means each state so described in any EMU Legislation; and

                "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                        (b) Effectiveness of Provisions. The provisions of subsections (c) to (k) below (inclusive) shall be effective upon the execution of this Agreement, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state upon the execution of this Agreement, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                        (c) Redenomination and Alternate Currencies. Each obligation of any party under this Agreement which has been denominated in the national currency unit of a non-member state which becomes a participating member state after the date of any Alternate Currency Loan made in the national currency unit of such state shall be Redenominated into the euro unit at the exchange rate set in accordance with EMU Legislation, provided, that if and to the extent that any EMU Legislation provides that an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of a creditor can be paid by a debtor either in the euro unit or in the national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit; provided, however, any amount paid in a national currency unit shall be paid at the fixed exchange rate in order to yield the required amount in euros.

                        (d)     Loans. Any Loan in the currency of a
participating member state shall be made in the euro unit, provided that any loan may, if so requested by the Borrowers, be made in the national currency unit (based upon fixed exchange rate) of any participating member state so long as such national currency unit continues to be available as legal tender, is freely convertible and is not subject to exchange controls.

                        (e) Business Days. With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and prime banks in London generally provide quotations for deposits denominated in the euro and such national currency unit.

                        (f) Payment to the Lenders. Sections of this Agreement which provide for payment or repayment in a national currency unit shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Lenders, in immediately available, freely transferable, cleared funds to such account with each bank (in such principal financial center) as each Lender may from time to time nominate for this purpose in accordance with this Agreement.

                        (g) Payments by the Lenders Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Lenders shall not be liable to the Borrowers in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by a Lender if such Lender has made reasonable efforts to effect all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrowers shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as such Lender may from time to time select for the purpose of clearing or settling payment of the euro.

                        (h) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall, in a Lender's reasonable judgment, be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, or if interest rate quotes for a national currency are no longer provided, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Alternate Currency Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                        (i) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and of the Lenders to the Borrowers under or pursuant to this Agreement,

                                (i)     each reference in this Agreement to a
minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by a Lender shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as such Lender may from time to time specify; and

                                (ii)    except as expressly provided in this
Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a setoff, shall be subject to such reasonable changes of interpretation as Lenders may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                        (j) Exchange Indemnification and Increased Costs. The Borrowers shall from time to time, upon demand from the Lenders, pay to the Lenders the amount of any loss or cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return of its capital to, or of interest or other return, including principal foregone by any Lender or its holding company as a result of the introduction of, changeover to or operation of the euro in any participating member state or Borrowers' election to borrow in a national currency and repay in the euro or to borrow in the euro and repay in a national currency other than any such cost or reduction or amount foregone reflected in the associated interest rate.

                        (k) Further Assurances. Borrowers agree, at the request of the Administrative Agent or a Lender, at the time of or at any time following the implementation of any EMU Legislation, to enter into an agreement amending this Agreement in order to reflect the implementation of the EMU Legislation and to place the parties hereto in the position they would have been in had such EMU Legislation not been implemented.

                Section 2.11. Amendment and Restatement.

                        (a) Agreement. This Agreement amends, restates, replaces and supersedes the Original Credit Agreement and includes amendments and modifications to the Original Credit Agreement approved to the extent required by the terms of the Original Credit Agreement by Required Lenders, Administrative Agent and Borrowers. For ease of reference and at the request of the parties, this Agreement has been amended and restated to reflect this Agreement as in effect and including those amendments which are required to be and have been approved by Required Lenders. This Agreement therefore binds all Lenders upon its execution and delivery by Borrowers, the Administrative Agent and the Required Lenders and the satisfaction or waiver of the conditions set forth in Section 5.1 of this Agreement.

                        (b) Collateral Security. The execution and delivery of this Agreement by the parties hereto shall not in any circumstances be deemed to have terminated, extinguished, or discharged the Borrowers' Obligations under the Original Credit Agreement, all of which Obligations and the security therefore, as amended by this Agreement, including without limitation under the Security Agreement and the Pledge Agreement, shall continue under and be governed by this Agreement and the other Loan Documents. This Agreement IS NOT A NOVATION.

                                  ARTICLE III
                            LETTER OF CREDIT FACILITY

                Section 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and documentary letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a letter of credit issued to support obligations of any Borrower or any Subsidiary, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no later than the first anniversary of the issuance of such Letter of Credit, which date shall in no event be later than the Termination Date, and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

                Section 3.2. Procedure for Issuance of Letters of Credit. JLG, on behalf of the Borrowers, may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefore, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided, that if no such certificate, documents or other papers are requested by Issuing Lender, then such delivery of an Application shall be deemed to be a representation and warranty by JLG to Issuing Lender that the matters set forth in Section 5.2 (a) and (b) are true and correct as of the date of such delivery. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it, if any, in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance and, upon request by any Lender, furnish to such Lender a copy of such Letter of Credit, and the amount of such Lender's participation therein.

                Section 3.3. Commissions and Other Charges.

                        (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each outstanding Letter of Credit in an amount equal to the Applicable Margin at the time of issuance of such Letter of Credit on a per annum basis on the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

                        (b) In addition to the foregoing commission, the Borrowers shall pay the Issuing Lender an issuance fee of one-eighth of one percent (1/8%) per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

                        (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

                Section 3.4. L/C Participations.

                        (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                        (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

                        (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this
Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit, whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                Section 3.5. Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds on (i) the Business Day that the Borrowers receive such notice, if such notice is received prior to 1:00 p.m., Charlotte time, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans; provided, however, that if the Borrowers fail to reimburse the Issuing Lender by the third Business Day following the notice referred to in this Section 3.5, the Base Rate Loan referred to above shall, from the initial date due until paid, bear interest at the default rate set forth in Section 4.1(d) hereof. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

                Section 3.6. Obligations Absolute. The Borrowers' obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                Section 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                Section 3.8. General Terms of Documentary Letters of Credit.

                        (a) To the extent any failure to comply with the provisions of this Section 3.8 would, either individually or in the aggregate, result in a Material Adverse Effect, the Borrowers agree to procure or to cause the beneficiaries of each documentary Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Letter of Credit and to comply and to use its commercially reasonable efforts to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Letter of Credit, including without limitation governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as the Issuing Lender may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause the Issuing Lender's interest to be endorsed on such insurance and to furnish the Issuing Lender at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to the Issuing Lender, the Issuing Lender may (but is not obligated to) obtain, after notice, at the Borrowers' expense, insurance satisfactory to the Issuing Lender.

                        (b) In connection with each documentary Letter of Credit, neither the Issuing Lender nor any correspondent shall be responsible for: (i) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (ii) any difference in character, quality, condition or value of the property from that expressed in documents; (iii) the time, place, manner or order in which shipment of the property is made; (iv) partial or incomplete shipment referred to in such Letter of Credit; (v) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance other than insurance procured by the Issuing Lender; (vi) any deviation from instructions, delay, default or fraud by the beneficiary or anyone else in connection with the property or the shipping thereof; (vii) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (viii) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (ix) delay in giving or failure to give notice of arrival or any other notice; (x) any breach of contract between the Letter of Credit beneficiaries and any Borrower; (xi) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Letter of Credit occurs; (xii) failure of documents (other than documents required by the terms of the Letter of Credit) to accompany any draft at negotiation; or (xiii) failure of any entity to note the amount of any document or draft on the reverse of such Letter of Credit or to surrender or to take up such Letter of Credit or to forward documents other than documents required by the terms of the Letter of Credit. In connection with each Letter of Credit, the Issuing Lender shall not be responsible for any error, neglect or default of any of its correspondents. None of the above shall affect, impair or prevent the vesting of any of the Issuing Lender's rights or powers hereunder. If a Letter of Credit provides that payment is to be made by the Issuing Lender's correspondent, neither the Issuing Lender nor such correspondent shall be responsible for the failure of any of the documents specified in such Letter of Credit to come into the Issuing Lender's hands, or for any delay in connection therewith, and the Borrowers' obligation to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

                        (c) To the extent not inconsistent with this Agreement, the Uniform Customs are hereby made a part of this Agreement with respect to obligations in connection with each documentary Letter of Credit.

                Section 3.9. Existing Letters of Credit. Reference is hereby made to the letters of credit set forth on Schedule 5 hereto (the "Existing Letters of Credit"). The Borrowers and the Lenders hereby agree that the Existing Letters of Credit shall be deemed to be Letters of Credit originally issued hereunder, and shall be subject to the terms of this Agreement.

                                   ARTICLE IV
                             GENERAL LOAN PROVISIONS

                Section 4.1. Interest.

                        (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrowers, the aggregate principal balance of (i) the Revolving Credit Notes or any portion thereof shall bear interest at (A) the Base Rate or (B) the LIBOR Rate plus the Applicable Margin as set forth in Section 4.1(c); provided, that any Swingline Loan shall bear interest at the Base Rate. JLG shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a Base Rate Loan, and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a LIBOR Rate Loan. Any Loan or any portion thereof as to which JLG has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

                        (b) Interest Periods. In connection with each LIBOR Rate Loan, JLG, by giving notice as described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months with respect to each LIBOR Rate Loan; provided that:

                                (i)     the Interest Period shall commence on
the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                                (ii)    if any Interest Period would otherwise
expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                                (iii)   any Interest Period with respect to a
LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                                (iv)    no Interest Period shall extend beyond
the Termination Date; and

                                (v)     there shall be no more than six (6)
LIBOR Rate Loans outstanding at any time.

                        (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                      Level        Leverage Ratio        Applicable Margin
                      -----        --------------        -----------------
                        I          greater than or           200.0 bps
                                    equal to 4.0

                        II         greater than or           162.5 bps
                                    equal to 3.0
                                    and less than
                                        4.0

                       III         greater than or           112.5 bps
                                    equal to 2.5
                                    and less than
                                        3.0

                        IV         greater than or           100.0 bps
                                    equal to 2.0
                                    and less than
                                        2.5

                        V          greater than or            87.5 bps
                                    equal to 1.5
                                    and less than
                                        2.0

                        VI         greater than or            70.0 bps
                                    equal to 1.0
                                    and less than

                                        1.5

                       VII         less than 1.0              55.0 bps

                        (d) Default Rate. Subject to Section 11.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default: (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans (including without limitation all Alternate Currency Loans) shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period, and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, and (iv) on the last day of the applicable Interest Period, all outstanding Alternate Currency Loans shall be Redenominated into Dollars.

                        (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 1999; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three
(3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

                Section 4.2. Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of its outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a Notice of Conversion/Continuation ) not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

                Section 4.3. Fees.

                        (a) Facility Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, quarterly in arrears, regardless of usage, a non-refundable facility fee at a rate per annum to be determined by reference to the Leverage Ratio as follows times the then current Aggregate Commitment:


                                                         Annual
                      Level       Leverage Ratio      Facility Fee
                      -----       --------------      ------------
                        I              =>2.5            27.5 bps
                        II        =>2.0 and <2.5        25.0 bps
                       III        =>1.5 and <2.0        25.0 bps
                        IV        =>1.0 and <1.5        22.5 bps
                        V              <1.0             20.0 bps

Adjustments, if any, in the applicable facility fee shall be made by the Administrative Agent on the third (3rd) Business Day after receipt by the Administrative Agent of quarterly financial statements for JLG and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrowers and their Subsidiaries as of the most recent fiscal quarter end. In the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2(c) hereof, the applicable facility fee may, at the discretion of the Administrative Agent, the highest facility fee set forth above until the delivery of such financial statements and certificates.

                        (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by JLG and the Administrative Agent dated May 5, 1999.

                Section 4.4. Manner of Payment.

                        (a) Except for Alternate Currency Loans, each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.

                        (b) Alternate Currency Loans shall be paid at the Administrative Agent's Alternate Lending Office no later than 11:00 a.m. (London time) and otherwise as set forth above.

                        (c) Any payment received on such date after the time set for payment, as applicable, shall be deemed to have been made on the next succeeding Business Day. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees, Lenders' facility fee or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 4.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

                Section 4.5. Credit of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and, if applicable, any termination payments or other amounts due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

                Section 4.6. Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                Section 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                Section 4.8. Changed Circumstances.

                        (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

                        (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

                        (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                                (i)     shall subject any of the Lenders (or any
of their respective Lending Offices) to any tax, duty or other charge (other than Taxes resulting from Lender's failure to comply with Section 4.11(e) of this Agreement, if applicable), with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments by Borrowers to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                                (ii)    shall impose, modify or deem applicable
any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

                Section 4.9. Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any LIBOR Rate Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

                Section 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the

Lender or such other corporation could have achieved but for such introduction, change or compliance, and the costs of such change in capital requirements are not reflected in the LIBOR Rate (other than the Eurodollar Reserve Percentage to the extent reflected in the LIBOR Rate) then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

                Section 4.11. Taxes.

                        (a) Payments Free and Clear. Subject to compliance by Lenders with Section 4.11(e), any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof , all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (but excluding Other Taxes) being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made,
(B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

                        (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

                        (c) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any additional liability or obligation (including penalties, interest and expenses) arising therefrom or with respect thereto paid by such Lender or the Administrative Agent. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                        (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

                        (e) Delivery of Tax Forms. Each Lender (i)organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, two United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, including backup withholding taxes and (ii) shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, two United States Internal Revenue Service Form W-9 (or successor form), as needed to establish a complete exemption from United States backup withholding taxes. Each Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, a Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                        (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

                Section 4.12. Security. The Obligations of the Borrowers shall be secured under the Collateral Security Documents on a pari passu basis with the obligations of Borrowers to Allfirst Bank under the Overdraft Facility, not exceeding a principal amount of $25,000,000.

                                   ARTICLE V
               CLOSING; CONDITIONS OF EFFECTIVENESS AND BORROWING

                Section 5.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions:

                        (a) Executed Agreement. This Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

                        (b) Officer's Certificate of the Borrowers. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the conditions set forth in Section 5.1.

                        (c) Certificate of Secretary of each Borrower; Resolutions. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that (A) there have been no changes to the articles or certificate of incorporation, articles of organization, bylaws and/or operating agreement of such Borrower since such documents were last delivered to Administrative Agent or, if there have been any such changes, that attached thereto is a true, correct and complete copy of such changed articles or certificate of incorporation, articles of organization, bylaws and/or operating agreement, as applicable and (B) attached thereto is a true, correct and complete copy of resolutions or other evidence of authorization duly adopted by the board of directors or manager of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

                        (d) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of in-house counsel to each Borrower, addressed to the Administrative Agent and the Lenders with respect to each such Borrower, the Loan Documents and such other matters as the Lenders shall request.

                        (e) Amendment Fee. The Borrowers shall have paid to the Administrative Agent for the account of the Lenders whose signatures appear on this Agreement, on a pro rata basis, an amendment fee equal to 15 basis points of the Aggregate Commitment.

                        (f) Payoff Letter for Working Capital Facility. A payoff letter for the Working Capital Facility in form and substance acceptable to Administrative Agent.

                        (g) Amendment to Overdraft Facility. Borrowers shall have delivered to Administrative Agent a fully-executed amendment to the document evidencing the Overdraft Facility, in form and substance reasonably satisfactory to Administrative Agent.

                        (h) Amendment to Security Agreement. Borrowers shall have delivered to Administrative Agent an amendment to the Security Agreement executed by the parties thereto, in form and substance reasonably satisfactory to Administrative Agent.

                        (i) Amendment to Pledge Agreement. Borrowers shall have delivered to Administrative Agent an amendment to the Pledge Agreement, executed by the parties thereto, in form and substance reasonably satisfactory to Administrative Agent.

                Section 5.2. Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

                        (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

                        (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letter of Credit on such date.

                        (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

                Section 6.1. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, each Borrower hereby represents and warrants to the Administrative Agent and Lenders (other than with respect to any Monetization Subsidiary) that:

                        (a) Organization; Power; Qualification. Each Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where any failure to be so qualified would not have a Material Adverse Effect. The jurisdictions in which the Borrowers and their Subsidiaries are organized and qualified to do business as of the Effective Date are described on Schedule 6.1(a).

                        (b) Ownership; Investments. Each Subsidiary of any Borrower as of the Effective Date is listed on Schedule 6.1(b). As of the Effective Date, except as set forth on Schedule 6.1(b), all outstanding shares and membership interests of the Subsidiaries are held by JLG. All outstanding shares of the Borrowers and their Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. As of the Effective Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary, except as described on Schedule 6.1(b). As of the Effective Date, no Borrower has any Subsidiaries or Affiliates, or Investments in or loans to any Person other than those Persons listed on Schedule 6.1(b) or loans or Investments permitted by Section 10.4.

                        (c) Authorization of Agreement, Loan Documents and Borrowing. Each Borrower and each Subsidiary, to the extent a party thereto, has the right, power and authority under the laws of the jurisdiction of its formation and under its articles or certificate of incorporation and bylaws, or its articles of organization and operating agreement, and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                        (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Borrower and each Subsidiary of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any Subsidiary, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any Subsidiary or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

                        (e) Compliance with Law; Governmental Approvals. Each Borrower and each Subsidiary (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where failure to comply would not have a Material Adverse Effect.

                        (f) Tax Returns and Payments. Each Borrower and each Subsidiary has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except such taxes as are being contested in good faith and as to which adequate reserves have been provided, and except where the failure to file and pay such taxes, fees or other charges, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Responsible Officers, no Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and each Subsidiary in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrowers and the Subsidiaries are in the judgment of the Borrowers adequate, and the Borrowers have no knowledge of any additional taxes or assessments for any of such years.

                        (g) Intellectual Property Matters. Each Borrower and each Subsidiary owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, and all other intellectual property which is material to its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except where such revocation, termination or infringement would not have a Material Adverse Effect.

                        (h) Environmental Matters. Except with respect to any noncompliance with the following that would not have a Material Adverse Effect,

                                (i)     The properties owned, leased or operated
by each Borrower and each Subsidiary now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                                (ii)    Each Borrower, each Subsidiary and their
properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof; and each Borrower and each Subsidiary has received all permits and filed all notifications to carry on its respective business(es);

                                (iii)   No Borrower or Subsidiary has received
any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Borrower or Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened;

                                (iv)    Hazardous Materials have not been
transported or disposed of to or from the properties owned, leased or operated by the Borrowers and their Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                                (v)     No judicial proceedings or governmental
or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary or such properties or operations; and

                                (vi)    There has been no release, or to the
best of each Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                        (i)     ERISA.

                                (i)     As of the Effective Date, no Borrower,
Subsidiary or ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                                (ii)    Each Borrower and each ERISA Affiliate
is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan. Except as set forth on Schedule 6.1(i)(ii), as of the Effective Date, no Borrower, Subsidiary or ERISA Affiliate maintains or contributes to or has maintained or contributed to any Multiemployer Plan under which such Borrower, Subsidiary or ERISA Affiliate could have any withdrawal liability.

                                (iii)   No Pension Plan that does not satisfy
the requirements for a standard termination under Section 4041(b) of ERISA has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any material contributions or to pay any material amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                                (iv)    No Borrower or ERISA Affiliate has: (A)
engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments for which the deadline for payment has passed and which are due and unpaid, (C) failed to make a required material contribution or material payment to a Multiemployer Plan, or (D) failed to make a required material installment or other required material payment under Section 412 of the Code;

                                (v)     No Termination Event has occurred or is
reasonably expected to occur; and

                                (vi)    No proceeding, claim, lawsuit and/or
investigation is existing or, to the knowledge of the Responsible Officers, threatened concerning or involving any Employee Benefit Plan, other than routine claims for benefits.

                                (vii)   Except as set forth on Schedule
6.1(i)(vii), as of the Effective Date, the aggregate liability for accrued benefits and other ancillary benefits under each Pension Plan that is or will be sponsored or maintained by any Borrower, any Subsidiary or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under Financial Accounting Standard 132 does not exceed the aggregate fair market value of the assets under each Pension Plan.

                                (viii)  The aggregate liability, if any, of each
Borrower, Subsidiary and ERISA Affiliate arising out of or relating to a failure of any Employee Benefit Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect on any Borrower or Subsidiary; and

                                (ix)    Except as set forth on Schedule
6.1(i)(ix), as of the Effective Date, there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of any Borrower, Subsidiary or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

                        (j) Margin Stock. No Borrower or Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors.

                        (k) Government Regulation. No Borrower or Subsidiary is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended). No Borrower or Subsidiary is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

                        (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of each Borrower and each Subsidiary in effect as of the Effective Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. Each Borrower and each Subsidiary has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l) or any other Schedule hereto.

                        (m) Employee Relations. No Borrower or Subsidiary is, as of the Effective Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees, except as set forth on Schedule 6.1(m). Except as set forth in Schedule 6.1(m):
(i) no Borrower knows of any pending, and (ii) to the best knowledge of the Borrowers, there are no threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

                        (n) Financial Statements. Copies of (A) the Consolidated balance sheet of JLG and its Subsidiaries as of July 31, 2001 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended (the "Audited JLG Financial Statements") and (B) the unaudited Consolidated balance sheet of JLG and its Subsidiaries as of April 30, 2002 and related unaudited interim statements of revenue and retained earnings have been furnished to the Administrative Agent and each Lender. The Audited JLG Financial Statements, including the related schedules and notes thereto, (Y) have been prepared in accordance with GAAP and (Z) are complete and correct and fairly present the assets, liabilities and financial position of JLG and its Consolidated Subsidiaries as at such dates and the results of operations and changes of financial position for the periods then ended. Neither JLG nor any of its Subsidiaries has any Debt, obligation or other unusual forward or long-term commitment which is not, in accordance with GAAP, fairly presented in the foregoing financial statements or in the notes thereto.

                        (o) No Material Adverse Change. Since July 31, 2001, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of JLG or its Subsidiaries, on a Consolidated basis, which would reasonably be expected to have a Material Adverse Effect.

                        (p) Solvency. Excluding intercompany indebtedness, each Borrower is, and after receipt and application of the first advance under this Agreement will be, solvent such that (i) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (iii) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Borrower intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Borrower is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Borrower.

                Each Borrower hereby agrees that to the extent a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower which has not paid its proportionate share of such payment; provided however such Borrower shall not seek any such contribution from any other Borrower until the Obligations have been paid in full and the Commitments of the Lenders hereunder have been terminated. The provisions of this Section shall in no respect limit the obligations and liabilities of any Borrower to Lenders, and each Borrower shall remain liable to Lenders, jointly and severally, for the full amount of Borrowers' obligations hereunder and under the other Loan Documents.

                        (q) Titles to Properties. Each Borrower and each Subsidiary has such title to the real property, personal property and assets owned by it as is necessary to the conduct of its business including, but not limited to, those reflected on the Consolidated balance sheets of JLG and its Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by the Borrowers or their Subsidiaries subsequent to such date, which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

                        (r) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.3. To the Borrowers' knowledge, no financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower or any Subsidiary thereof has signed any such financing statement or any security agreement or other document authorizing any secured party thereunder to file any such financing statement, except, in each case, to perfect those Liens permitted by Section 10.3 hereof.

                        (s) Debt and Guaranty Obligations. Except for such Debt and Guaranty Obligations otherwise permitted pursuant to this Agreement,
Schedule 6.1(s) is a complete and correct listing of all Debt and Guaranty Obligations of each Borrower and each Subsidiary as of the Effective Date in excess of $1,000,000.

                        (t) Litigation. Except for matters existing on the Effective Date and set forth on Schedule 6.1(t), or other matters which would not reasonably be expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

                        (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary is a party or by which any Borrower or any Subsidiary or any of their respective properties may be bound or which would require any Borrower or any Subsidiary to make any payment thereunder prior to the scheduled maturity date therefore, except for those which would not reasonably be expected to have a Material Adverse Effect.

                        (v) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of each Borrower and any Subsidiary thereof and furnished to the Lenders, taken as a whole, including without limitation all financial statements, were, at the time the same were so furnished, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement contained therein not materially misleading. No document, including without limitation any financial statement, furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary nor omits nor will omit to state a fact necessary in order to make the statements contained therein not materially misleading. As of the Effective Date, no Borrower is aware of any facts which it has not disclosed in writing, including without limitation in public filings under the 1934 Act, to the Administrative Agent having a Material Adverse Effect as of the Effective Date.

                        (w) Fees and Commissions. No Borrower owes any fees or commissions of any kind, or knows of any claim for any fees or commissions, in connection with Borrowers' obtaining the Commitment or the Loans from Lenders, except those provided herein.

                        (x) Foreign Assets Control Regulations. Neither the borrowing by Borrowers nor their use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the Nicaraguan Trade Control Regulations or the South African Transactions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

                        (y) Public Utility Holding Company Act. No Borrower is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of

1935, as amended (the "1935 Act"), nor does the execution, delivery and performance of this Agreement and the Notes require any filing, authorization or consent under the 1935 Act.

                  (z) Perfection of Security Interests. (i) To the extent security interests in the assets created by the Security Agreement may be perfected by filing financing statements under the Uniform Commercial Code, upon the filing of UCC financing statement amendments in all places as, in the opinion of Borrowers' counsel, are necessary to perfect security interests against the Borrowers, no further action, including any filing or recording of any document, is necessary in order to establish, perfect and maintain Lenders' and Allfirst Bank's first priority security interests in the assets created by the Security Agreement, except for the periodic filing of UCC continuation statements under the Uniform Commercial Code of applicable jurisdiction and (ii) upon the delivery into the possession of the Administrative Agent of the shares of stock pledged pursuant to the Pledge Agreement, no further action, including the filing or recording of any document, is necessary in order to establish, perfect and maintain Lenders' and Allfirst Bank's first priority security interests in the stock created by the Pledge Agreement.

                  (aa) Senior Subordinated Debt. The Senior Subordinated Debt is unsecured and subordinated in right of payment to the Obligations as set forth in the Indenture. The Obligations are Designated Senior Indebtedness as defined in the Indenture and JLG has taken all action necessary under the Indenture to designate the Obligations as Designated Senior Indebtedness. As of the Effective Date, all Debt that is Designated Senior Indebtedness is listed on Schedule 6.1(aa) hereto.

         Section 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Effective Date, shall survive the Effective Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                 ARTICLE VII
                      FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.13 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 2, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         Section 7.1. Financial Statements.

                  (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited Consolidated balance sheet of JLG and its Consolidated Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP (excluding normal year-end adjustments and other exceptions permitted under Regulation S-X promulgated by the Securities Exchange Commission) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer or director of treasury services of JLG to present fairly in all material respects the financial condition of JLG and its Consolidated Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of JLG and its Consolidated Subsidiaries on a Consolidated basis for the respective periods then ended, subject to normal year end adjustments.

                  (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of JLG and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year, and the audit report prepared by a nationally recognized independent certified public accounting firm in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by JLG or any of its Consolidated Subsidiaries, as to "going concern" or like qualification or with respect to accounting principles followed by JLG or any of its Consolidated Subsidiaries not in accordance with GAAP.

                  (c) Quarterly Financial Statements of AFS. As soon as practicable and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each Fiscal Year, an unaudited balance sheet of AFS as of the close of such fiscal quarter and unaudited statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail prepared by AFS in accordance with GAAP (excluding normal year-end adjustments and other exceptions permitted under Regulation S-X promulgated by the Securities Exchange Commission) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of JLG to present fairly in all material respects the financial condition of AFS and the results of operations of AFS for the period then ended, subject to normal year end adjustments.

         Section 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1 (a) or (b), a certificate of the chief financial officer of JLG in the form of Exhibit E (an "Officer's Compliance Certificate"), which shall include, without limitation: (i) a report of delinquencies as of the last day of such fiscal quarter for lease receivables that are reflected as liabilities on the Consolidated financial statements of JLG and its Subsidiaries for such fiscal quarter, whether or not the subject of a Monetization Transaction, (ii) the current percentage that is reflected as a reserve on the Consolidated financial statements of

JLG and its Subsidiaries with respect to lease receivables for such fiscal quarter, (iii) the amount of any Investment in each Monetization Subsidiary by JLG and its Subsidiaries, and (iv) the total assets (as determined in accordance with GAAP) of each Monetization Subsidiary.

         Section 7.3. Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants (i) certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders, (ii) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying any such Default or Event of Default and its nature and period of existence, (iii) specifying the reserve percentage with respect to any Monetization Transactions which are reflected as debt on the Consolidated balance sheet of JLG and its Consolidated Subsidiaries for such period and (iv) specifying the amount of Recourse Obligations.

         Section 7.4. Other Reports.

                  (a) Promptly upon receipt thereof, copies of all final material reports, if any, submitted to any Borrower or the Board of Directors of any Borrower by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

                  (b) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as any Borrower or Subsidiary shall send to its stockholders, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which any Borrower or Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including without limitation, Forms 10Q and Forms 10K; and

                  (c) Such other information regarding the operations, business affairs and financial condition of any Borrower or Subsidiary as the Administrative Agent or any Lender may reasonably request.

         Section 7.5. Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) Business Days after a Responsible Officer of a Borrower obtains knowledge thereof) telephonic and written notice of:

                  (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, or the happening of any event or the assertion or threat of any claim which, in any such case, would reasonably be expected to have a Material Adverse Effect;

                  (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which would reasonably be expected to have a Material Adverse Effect;

                  (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof that would reasonably be expected to have a Material Adverse Effect;

                  (d) any attachment, judgment, lien, levy or order exceeding $5,000,000 assessed against or threatened against any Borrower or any Subsidiary thereof (other than Liens permitted under Section 10.3);

                  (e)      any Default or Event of Default;

                  (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA which would reasonably be expected to have a Material Adverse Effect;

                  (g) with respect to the Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect, in connection with the conduct of any Borrower's or any Subsidiary's business(es) or operations, any Person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Borrower or any Subsidiary, or any Borrower or any Subsidiary otherwise becomes aware of a condition with regard to an actual or imminently threatened release of Hazardous Substances; or an assertion of liability under the Environmental Laws of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default; and

                  (h) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect as of the date it was made.

         Section 7.6. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, taken as a whole, shall be, at the time the same is so furnished, complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading.

                                 ARTICLE VIII
                            AFFIRMATIVE COVENANTS

                  Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in

Section 13.13, each Borrower will, and will cause each Subsidiary (other than a Monetization Subsidiary) to:

         Section 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5: (i) preserve and maintain its separate legal existence, (ii) maintain all rights, franchises, licenses and privileges necessary to the conduct of its business (provided, that no Borrower shall be required to maintain, and shall not be required to cause any of its Subsidiaries to maintain, any such rights, franchises, licenses, or privileges if the failure to do so would not reasonably be expected to result in a Material Adverse Effect), and (iii) qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         Section 8.2. Maintenance of Property. Except for Asset Sales permitted by Section 10.6(b) or disuse in the ordinary course of business, protect and preserve all properties useful in and material to its business, including all material copyrights, patents, trade names and trademarks and other intellectual property; maintain in good working order and condition, normal wear and tear excepted, all material buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such material property necessary for the conduct of its business.

         Section 8.3. Insurance. Maintain insurance with financially sound and reputable insurance companies, against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by the Collateral Security Documents and Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         Section 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that a Borrower or Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         Section 8.6. Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where failure to comply or maintain would not reasonably be expected to have a Material Adverse Effect.

         Section 8.7. Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except in the case of clauses (a) and (b) where such non-compliance or failure to conduct, complete or comply would not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any Borrower or Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Section 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, or incur any material accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, (c) do or cause to be done all such acts and things that are required to maintain the qualified status of each Employee Benefit Plan intended to be a qualified plan and the tax exempt status of each trust forming part of such Employee Benefit Plans, (d) operate each Employee Benefit Plan that is a group health plan as defined in Section 4980B(g)(2) of the Code in such a manner that will not incur material tax liability under Section 4980B of the Code or material liability to any qualified beneficiary as defined in Section 4980B of the Code, (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent, (f) not permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which is likely to result in the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA, (g) notify Lenders in writing promptly after it has come to the attention of a Borrower of the assertion or threat of any "reportable event" for which the requirement of a 30-day notice to the PBGC is not waived or of any other event described in
Section 4042 of ERISA (relating to the soundness of an Employee Benefit Plan) or of the PBGC's ability to assert a material liability against it which would be reasonably expected to have a Material Adverse Effect or impose a lien on any Borrower's, Subsidiary's, or ERISA Affiliate's properties or assets pursuant to Section 412 of the Code or Section 302 of ERISA and (h) refrain from engaging in any prohibited transactions or actions causing possible liability under Section 502 of ERISA, except in the case of any of the foregoing clauses (a) through (h) where such non-compliance would not have a Material Adverse Effect.

         Section 8.9.  Intentionally Omitted.

         Section 8.10. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         Section 8.11. Visits and Inspections. Permit representatives of the Lenders from time to time, upon reasonable prior notice and during normal business hours, to visit and inspect its properties; audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         Section 8.12. Additional Subsidiaries; Monetization Subsidiaries.(a) On or prior to the date any domestic Material Subsidiary of JLG (other than a Monetization Subsidiary) is created or acquired after the Closing Date, such domestic Material Subsidiary shall execute and deliver to the Administrative Agent joinder documents, including without limitation a joinder agreement in the form attached hereto as Exhibit F, joinders to the Collateral Security Documents, favorable legal opinions addressed to the Administrative Agent and Lenders, and such other documents and closing certificates as may be reasonably requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  (b) On or prior to the date any non-domestic Material Subsidiary of JLG (other than a Monetization Subsidiary) is created or acquired after the Closing Date, JLG or one of its Wholly-Owned Subsidiaries, as the case may be, shall deliver to the Administrative Agent a Pledge Agreement, in form and substance satisfactory to the Administrative Agent, under which JLG or such Wholly-Owned Subsidiary pledges to the Administrative Agent sixty-five percent (65%) of the capital stock or other ownership interests of such non-domestic Material Subsidiary.

                  (c) Upon the creation of a Monetization Subsidiary, JLG or the applicable Borrower shall enter into a Pledge Agreement or amendment to Pledge Agreement in form and substance reasonably acceptable to Administrative Agent for the benefit of Lenders, pledging all the stock of such Monetization Subsidiary as collateral for the Obligations and any "Obligations" as defined in the Overdraft Facility not exceeding $25,000,000 in principal amount; provided, however, that if such pledge is prohibited by the parties to the Monetization Transaction for which such Monetization Subsidiary was created, such stock will not be pledged to Lenders, but shall be subject to the prohibition on Liens set forth in Section 10.3 hereof.

         Section 8.13. Deposit Account. Maintain a deposit account with Administrative Agent; provided that a deposit account of JLG shall satisfy this requirement for all Borrowers and their Subsidiaries.

         Section 8.14. Transactions Among Affiliates. Cause all transactions between and among Affiliates ("Affiliate Transactions") to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities. This Section 8.14 shall not apply to:

                  (a)      transactions with or among the Borrowers:

                  (b) reasonable fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of any of the Borrowers or any Subsidiary as determined in good faith by such Borrower's Board of Directors;

                  (c) any transactions undertaken pursuant to any contractual obligations or rights in existence on the Closing Date as in effect on the Closing Date;

                  (d)      any Monetization Transactions;

                  (e) any transaction with a joint venture or similar entity otherwise permitted hereunder which would constitute an Affiliate Transaction solely because the Borrower or Subsidiary owns an equity interest in or otherwise controls the joint venture or similar entity; and

                  (f) loans and advances to officers, directors and employees of any of the Borrowers or the Subsidiaries, in each case made in the ordinary course of business and permitted pursuant to Section 10.4(g).

         Section 8.15. Costs and Expenses. Pay or reimburse Administrative Agent for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable attorneys' fees and disbursements) Administrative Agent may pay or incur in connection with the preparation and review of this Agreement and all waivers, consents and amendments in connection therewith and all other documentation related thereto, and after a Default or Event of Default, the collection, administration or enforcement of the same, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid. All obligations provided for in this Section 8.14 shall survive any termination of this Agreement or the Commitment and the repayment of the Obligations.

         Section 8.16. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

         Section 8.17. Intentionally Omitted.

         Section 8.18. Intentionally Omitted.

         Section 8.19. AFS Financing Agreement Transactions. On and after October 4, 2001: (i) maintain at least ninety percent (90%) of the Customer Financing Value of all Customer Financings as AFS Financing Agreements and
(ii) assure that the receivables created by AFS Financing Agreements are reflected on the books of AFS.

         Section 8.20. Senior Subordinated Debt. Use the net proceeds from the issuance of the Senior Subordinated Debt: (i) substantially concurrently with the effectiveness of this Agreement, to pay in full all outstanding amounts under (and shall irrevocably terminate) the Working Capital Facility and (ii) to pay each LIBOR Rate Loan outstanding under this Agreement as of the Effective Date no later than the last day of each Interest Period relating thereto.

                                  ARTICLE IX
                             FINANCIAL COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.13 hereof, JLG and its Consolidated Subsidiaries will not:

         Section 9.1. Leverage Ratio. As of the last day of each fiscal quarter of JLG and its Consolidated Subsidiaries, permit the Leverage Ratio to exceed the level in the right column below for the fiscal quarter ending during the corresponding period in the left column below:


                    Period                                  Level
                    ------                                  -----
     Effective Date through July 31, 2003               4.50 to 1.00
         August 1, 2003 and thereafter                  4.00 to 1.00

         Section 9.2. Adjusted Interest Coverage Ratio. As of the last day of each fiscal quarter of JLG and its Consolidated Subsidiaries, permit the Adjusted Interest Coverage Ratio to be less than the level in the right column below for the fiscal quarter ending during the corresponding period in the left column below:


                     Period                                  Level
                     ------                                  -----
      Effective Date through July 31, 2002               3.25 to 1.00
     August 1, 2002 through October 31, 2002             3.50 to 1.00
     November 1, 2002 through July 31, 2003              3.75 to 1.00
          August 1, 2003 and thereafter                  4.00 to 1.00

         Section 9.3. Minimum Net Worth. As of the last day of each fiscal quarter of JLG and its Consolidated Subsidiaries, permit Adjusted Net Worth to be less than (i) $176,600,000 plus (ii) fifty percent (50%) of the Consolidated net income (as determined in accordance with GAAP) of JLG and its Consolidated Subsidiaries for each fiscal quarter of JLG and its Consolidated Subsidiaries ending after July 31, 1998, without deduction for losses.

         Section 9.4. Adjusted Leverage Ratio. As of the last day of each fiscal quarter of JLG and its Consolidated Subsidiaries, permit the Adjusted Leverage Ratio to exceed the level in the right column below for the fiscal quarter ending during the corresponding period in the left column below:


                    Period                                  Level
                    ------                                  -----
     Effective Date through July 31, 2003               4.75 to 1.00
         August 1, 2003 and thereafter                  4.50 to 1.00

         Section 9.5. Senior Leverage Ratio. As of the last day of each fiscal quarter of JLG and its Consolidated Subsidiaries, permit the Senior Leverage Ratio to exceed the level in right column below for the fiscal quarter ending during the corresponding period in the left column below:


                       Period                                  Level
                       ------                                  -----
        Effective Date through July 31, 2003               2.25 to 1.00
            August 1, 2003 and thereafter                  2.00 to 1.00


                                  ARTICLE X
                              NEGATIVE COVENANTS

         Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.13 hereof, each Borrower will not and will not permit any of its Subsidiaries (other than Monetization Subsidiaries) to:

         Section 10.1. Limitations on Debt and Guaranty Obligations. Create, incur, assume or suffer to exist any Debt except:

                  (a)      the Obligations;

                  (b)      [intentionally omitted];

                  (c) Debt not exceeding $50,000,000 in aggregate outstanding principal amount;

                  (d) Debt incurred in connection with: (i) Hedging Agreements initiated through a Lender either with that Lender or an Affiliate of that Lender, (ii) a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate terms and conditions) reasonably satisfactory to the Administrative Agent or (ii) a Hedging Agreement set forth on Schedule 10.1(d) hereto;

                  (e) Senior Subordinated Debt and the renewal, refinancing, refunding or extension thereof on substantially similar terms to those in the Indenture in an aggregate outstanding principal amount not to exceed $250,000,000;

                  (f) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t), and the renewal and refinancing, refunding or extension (but not the increase of the aggregate principal amount thereof) thereof;

                  (g) Debt of Subsidiaries that are not Borrowers, provided that such outstanding Debt shall not exceed, in the aggregate outstanding principal amount at any one time for all such Subsidiaries, Ten Million Dollars ($10,000,000);

                  (h) so long as the aggregate principal amount outstanding at any time does not collectively exceed twenty percent (20%) of Adjusted Net Worth: (i) Debt of the Borrowers and their Subsidiaries incurred in connection with Capital Leases; (ii) purchase money Debt of the Borrowers and their Subsidiaries; and (iii) indebtedness of the Borrowers and their Subsidiaries incurred in connection with Operating Leases, the amount of which Operating Leases shall be determined by their respective Operating Lease Values;

                  (i) the PIDA Debt, in an aggregate outstanding principal amount not to exceed $3,615,198;

                  (j) Debt of any Borrower to any Subsidiary of any Borrower and Debt of any Subsidiary of any Borrower to any Borrower or any other Subsidiary of any Borrower; provided, however, that the aggregate principal amount outstanding of Debt of Borrowers to all non-Borrower Subsidiaries of any Borrower shall not exceed twenty percent (20%) of Adjusted Net Worth;

                  (k) Guaranty Obligations relating to Debt, without duplication, permitted under clauses (a) through (j) of this Section 10.1;

                  (l) Guaranty Obligations incurred in connection with the sale or discount of assets to the extent permitted by Section 10.6(d).

                  (m) Debt incurred in connection with Monetization Transactions; provided, that if the Recourse Obligations incurred in connection with Monetization Transactions would exceed $500,000 for any Monetization Transaction or $1,250,000 in the aggregate for all Monetization Transactions in any fiscal quarter, JLG shall, before the closing of each such Monetization Transaction, calculate compliance with each of the financial covenants set forth in Article IX as of the end of the fiscal quarter immediately preceding such closing, after giving pro forma effect to such Monetization Transaction as though the closing had occurred on the last day of such fiscal quarter, provided further, that if the related Recourse Obligations would exceed $10,000,000 for any Monetization Transaction or $25,000,000 in the aggregate for all Monetization Transactions in any fiscal quarter, JLG shall deliver to the Administrative Agent, not less than ten (10) days prior to the closing of such Monetization Transaction, a certificate of the chief financial officer, a treasurer or any assistant treasurer of JLG demonstrating compliance with each of the financial covenants set forth in
Article IX as of the end of the fiscal quarter immediately preceding such closing, after giving pro forma effect to such Monetization Transaction as though the closing had occurred on the last day of such fiscal quarter;

                  (n) Debt incurred in connection with Equipment Sale/Leaseback and Rental Fleet Sale/Leaseback transactions; provided, that
(i) in connection with an Equipment Sale/Leaseback, the transaction is limited to the equipment placed in service not more than six months prior to the effective date of such Equipment Sale/Leaseback and (ii) the aggregate amount of Debt outstanding in connection with Rental Fleet Sale/Leaseback transactions shall not exceed 15% of Adjusted Net Worth;

                  (o)      MOSAs;

                  (p) Debt of a Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including in the case of daylight overdrafts so long as such overdrafts are paid in full by the close of business on the day such overdraft was incurred) drawn against insufficient funds in the ordinary course of business; provided that such Debt is extinguished within two business days of incurrence; and

                  (q) Guaranty Obligations other than MOSAs which, when aggregated with the outstanding amount of the following, would not exceed ten percent (10%) of Adjusted Net Worth: (i) Investments in joint ventures, (ii) Investments in customers, other than Customer Financings, in order to facilitate sales of goods and services to such customers, and (iii) other Investments not to exceed $15,000,000.

         Section 10.2. Intentionally Omitted.

         Section 10.3. Limitations on Liens. Create, incur, assume or suffer to exist any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                  (b) the claims of materialmen, mechanics, carriers, warehousemen, processors, landlords or mortgagees of landlords, for labor, materials, supplies or rentals incurred in the ordinary course of business,
(i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

                  (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under contracts arising in the ordinary course of business;

                  (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                  (e) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3, and Liens replacing Liens described on Schedule 10.3 pursuant to a renewal, refinancing, refunding or extension of Debt as permitted by Section 10.1(f);

                  (f) Liens securing Debt permitted under Section 10.1(h); provided that (i) in the case of Debt described in clause (ii) of
Section 10.1(h) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any assets other than the assets financed by such Debt and assets related thereto, and (iii) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of the assets financed by such Debt and assets related thereto at the time it was acquired;

                  (g) Liens securing Debt not to exceed $25,000,000 in principal amount permitted under Section 10.1(c) in connection with the Overdraft Facility;

                  (h) Liens on Sale/Leaseback Transferred Assets incurred in connection with Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transactions;

                  (i) Liens on Monetization Assets that are the subject of Monetization Transactions;

                  (j) Liens in favor of Administrative Agent for the benefit of the Lenders to secure the Obligations;

                  (k) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings for liabilities in excess of $5,000,000; provided that the same are discharged within 30 days;

                  (l) statutory and contractual bankers' Liens on monies held in bank accounts in the ordinary course of business;

                  (m) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments permitted by Section 10.4(b); provided that such Liens (i) attach only to such Investments and (ii) secure only obligations not in excess of $250,000 incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing; and

                  (n) Liens on the capital stock of any non-domestic Material Subsidiary that is not required to be pledged to the Administrative Agent pursuant to Section 8.12(b).

         Section 10.4. Limitations on Investments. Make any Investment in any Person (including any Investment by JLG in any of its Subsidiaries), except:

                  (a) Investments by Borrowers in other Borrowers and in Wholly-Owned Subsidiaries (including without limitation Monetization Subsidiaries) and Investments by Subsidiaries in Wholly-Owned Subsidiaries (including without limitation Monetization Subsidiaries) and in Borrowers, not otherwise permitted by this Section 10.4 (including without limitation the contribution of equipment and related assets or Monetization Assets between Borrowers in connection with Customer Financing transactions or Monetization Transactions); provided, however, that Investments in all non-Borrower Subsidiaries, other than Monetization Subsidiaries, by Borrowers shall not exceed twenty percent (20%) of Adjusted Net Worth; provided, further, that Investments in Monetization Subsidiaries (other than Monetization Subsidiaries formed in connection with a sale or discount of accounts receivable permitted under Section 10.6(d)) shall be limited to twenty-five percent (25%) of the fair market value of the Monetization Assets transferred to such Monetization Subsidiary;

                  (b) Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof,
(ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) United States Treasury Department securities, (vi) banker's acceptances, (vii) corporate debt instruments having a rating of A or better by a nationally recognized rating agency, (viii) repurchase agreements that are secured by collateral having a value of 102% of such repurchase agreement, where such collateral is held by a third party custodian or (ix) money market funds;

                  (c) Investments by a Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, provided, that: (i) in the case of any acquisition with respect to which the purchase price to be paid by the Borrower or any Subsidiary is in excess of $20,000,000, at least ten (10) Business Days prior to the consummation of such acquisition, JLG delivers to Administrative Agent one (1) year of historical financial information for the entity to be acquired and a certificate of the chief financial officer, a treasurer or any assistant treasurer of JLG demonstrating compliance with (and showing the calculations of) each of the financial covenants set forth in
Article IX: (x) as of the end of the fiscal quarter immediately preceding the closing of such acquisition, after giving pro forma effect in accordance with Regulation S-X promulgated by the Securities Exchange

Commission, as in effect from time to time, to such acquisition as though the closing had occurred on the last day of such fiscal quarter and (y) on a projected basis for the fiscal year following the acquisition, after giving pro forma effect in accordance with Regulation S-X promulgated by the Securities Exchange Commission, as in effect from time to time, to such acquisition as though the closing had occurred on the last day of the fiscal quarter immediately preceding the closing of such acquisition; (ii) there is no Event of Default or Default hereunder at the time of such acquisition or Investment or which would be caused by such acquisition or Investment; and
(iii) such business or line of business is in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto;

                  (d) (i) Investments in joint ventures, (ii) Investments in customers, not including Customer Financings, in order to facilitate sales of goods or services to such customers and (iii) other Investments not to exceed $15,000,000 at any time outstanding; so long as the aggregate outstanding amount of the foregoing, plus the outstanding amount of Guaranty Obligations (other than MOSAs) of the Borrowers and their Subsidiaries, does not exceed ten percent (10%) of Adjusted Net Worth.

                  (e) Customer Financings; provided, that, to the extent permitted by Section 8.19 hereof: (i) the Customer Financing Value of all Customer Financings outstanding at any time (other than Customer Financings in connection with AFS Financing Agreements), shall not exceed Fifteen Million Dollars ($15,000,000) at any time and (ii) the Customer Financing Value of all AFS Financing Agreements outstanding at any time shall not exceed One Hundred and Fifty Million Dollars ($150,000,000);

                  (f) extensions of trade credit in the ordinary course of business;

                  (g) loans and advances to officers, directors and employees of any of the Borrowers or their respective Subsidiaries in the ordinary course of business, including without limitation, for travel, entertainment, moving and other relocation expenses;

                  (h) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

                  (i) Investments made by the Borrowers as a result of non-cash consideration for dispositions permitted under Section 10.6; and

                  (j)      Investments not otherwise permitted by this Section
10.4 which are described on Schedule 10.4; and any extension, modification or renewal of any Investments listed on Schedule 10.4, excluding Investments involving additional advances, contributions or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Effective Date.

         Section 10.5. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

                  (a) any Wholly-Owned Subsidiary of a Borrower may merge, consolidate or enter into any similar combination with any Borrower or any other Wholly-Owned Subsidiary of a Borrower;

                  (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c);

                  (c) any Wholly-Owned Subsidiary of a Borrower may wind-up into a Borrower or any other Wholly-Owned Subsidiary of a Borrower; and

                  (d) any Wholly-Owned Subsidiary that is not a Borrower may liquidate or dissolve itself (or suffer any liquidation or dissolution).

         Section 10.6. Limitations on Sale of Assets. Enter into any Asset Sale except:

                  (a) an Asset Sale of inventory in the ordinary course of business (including without limitation leases or sales of equipment which constitute Customer Financings);

                  (b) an Asset Sale in the ordinary course of business of assets no longer used or usable in the business of a Borrower or any Subsidiary;

                  (c) an Asset Sale to a Borrower or any Wholly-Owned Subsidiary of a Borrower (including without limitation contributions of equipment and related assets and Monetization Assets between Borrowers or to a Monetization Subsidary in connection with Customer Financing transactions or Monetization Transactions); provided, that Borrowers shall not enter into Asset Sales with Monetization Subsidiaries which are not the subject of the Monetization Transaction for which such Monetization Subsidiary was created;

                  (d) the sale or discount without recourse of accounts receivable which arose in the ordinary course of business; provided, however, that the aggregate face amount of outstanding accounts receivable so sold or discounted and outstanding at any time shall not exceed One Hundred Million Dollars ($100,000,000.00); provided further, however, that for purposes of this Section 10.6(d), "outstanding" means accounts receivable which are by their terms not due;

                  (e) leases of equipment, having a term of less than twelve (12) months from the date of inception thereof, in the ordinary course of business, on terms pursuant to which the leased equipment remains (for tax and accounting purposes) an asset of a Borrower or a Subsidiary;

                  (f) an Asset Sale of Sale/Leaseback Transferred Assets to a lessor in connection with permitted Equipment Sale/Leaseback or Rental Fleet Sale/Leaseback transactions;

                  (g) Asset Sales of Monetization Assets to third parties or Monetization Subsidiaries in connection with Monetization Transactions; provided, that, with respect to each such Asset Sale other than a sale or discount of accounts receivable permitted under clause (d) of this Section 10.6: (i) the Borrower or Subsidiary of a Borrower party to such Asset Sale receives a purchase price no less than fair market value of the Monetization Assets sold and (ii) the purchase price financed by third parties in transactions with a Monetization Subsidiary is no less than seventy-five percent (75%) of the fair market value of such Monetization Assets;

                  (h) Asset Sales by any Borrower of assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year; and

                  (i) transactions which may constitute Asset Sales and are otherwise permitted under Sections 10.3, 10.4 or 10.7.

         Section 10.7. Limitations on Stock Transactions. (i) Purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock other than, if no Default or Event of Default has occurred and is continuing, (x) the purchase of up to one percent (1%) of its outstanding shares on an annual basis, (y) repurchases by JLG of its common stock or options, warrants or other securities exercisable or convertible into its common stock from employees or directors of JLG or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of the employees or directors, in an aggregate amount not to exceed $5,000,000 in the aggregate and (z) redemptions of any common stock purchase rights issued under the JLG Rights Agreement at a redemption price pursuant to the terms of such rights plan, so long as such redemption is for common stock or cash in an aggregate amount not to exceed $200,000; or (ii) make any distribution of cash, property or assets among the holders of shares of its capital stock other than, (w) in the absence of a Default or Event of Default, the payment of regular dividends in accordance with reasonable business practice in the good faith judgment of the board of directors of a Borrower, (x) distributions payable solely in common stock of JLG, (y) distributions paid to a Borrower and distributions paid by any Subsidiary to any Wholly-Owned Subsidiary and (z) distributions of common stock or other equity securities upon exercise of the "Rights" as defined in the JLG Rights Agreement.

         Section 10.8. Intentionally Omitted.

         Section 10.9. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as permitted by GAAP, subject to Section 1.3(b) hereof.

         Section 10.10. Amendments; Payments and Prepayments of Senior Subordinated Debt. (i) Cancel, amend, restate, modify or supplement: (A) the subordination provisions set forth in Articles X or XII of the Indenture or
(B) any defined terms relating to the subordination provisions set forth in Articles X or XII of the Indenture in any way that adversely impacts the Lenders; (ii) cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Senior Subordinated Debt or
(iii) offer to purchase the Senior Subordinated Debt under either Section 3.8 or 3.11 of the Indenture.

         Section 10.11. Intentionally Omitted.

         Section 10.12. Use of Proceeds. Engage as its principal business in the extension of credit to purchase or carry margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

                                  ARTICLE XI
                             DEFAULT AND REMEDIES

         Section 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrowers shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of (i) interest on any Loan, Note or Reimbursement Obligation and such default shall remain uncured for a period of three (3) Business Days after the scheduled date of payment of such interest or (ii) any other Obligation (including without limitation any fees due to Administrative Agent or Lenders hereunder) and such default shall remain uncured for a period of three (3) Business Days following notice by the Administrative Agent.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made in accordance with the terms hereof by any Borrower or any Subsidiary under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance of Certain Covenants. Any Borrower or any Subsidiary shall default in the performance or observance of any covenant or agreement contained in: (i) Sections 7.1, 7.2 or 7.5(e) of this Agreement, and such default shall remain uncured for a period of five (5) Business Days following the due date of each delivery thereunder, or (ii) Articles IX or X of this Agreement.

                  (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                  (f)      Intentionally Omitted.

                  (g) Debt Cross-Default. Any Borrower or any Subsidiary (other than a Monetization Subsidiary) shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of

$10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

                  (h)      Intentionally Omitted.

                  (i) Change in Control. (i) Any person or group of persons (within the meaning of Section 13(d) of the 1934 Act), shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the common stock or twenty percent (20%) of the voting power of JLG entitled to vote in the election of members of the board of directors of JLG, or (ii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $5,000,000 any change in control (as defined in such indenture or other evidence of Debt) obligating a Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

                  (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof (other than a Monetization Subsidiary) shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action, including without limitation by the adoption by its board of directors or other governing body of any resolution, for the purpose of authorizing any of the foregoing.

                  (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof (other than a Monetization Subsidiary) in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Borrower or any Subsidiary thereof (other than a Monetization Subsidiary) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority lien on or security interest in any of the Collateral purported to be covered thereby, in each case, other than in accordance with the express terms hereof or thereof.

                  (m) Termination Event. The occurrence of any of the following events: (i) to the extent it would reasonably be expected to have a Material Adverse Effect, the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower or ERISA Affiliate is required to pay as contributions thereto, and such failure to make full payment when due is not cured within fifteen (15) days after the occurrence of the event or condition giving rise to the required notice to the PBGC, (ii) an accumulated funding deficiency, as defined in Section 412 of the Code, in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, or (iii) a Termination Event which would reasonably be expected to have a Material Adverse Effect.

                  (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary (other than a Monetization Subsidiary) by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

                  (o) Custody and Control. If custody or control of any substantial part of the property of any Borrower or any Subsidiary (other than a Monetization Subsidiary) shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; if any Borrower or any Subsidiary is required by any franchising authority or by court order or administrative order to halt construction or operations under any license or franchise and such action shall continue uncorrected for ninety (90) days after such Borrower or Subsidiary has received notice thereof; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination; and the effect of any of the foregoing, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (p) Environmental Laws. If any event or condition shall occur or exist on any property owned, leased or operated by any Borrower or Subsidiary (other than a Monetization Subsidiary) in violation of any Environmental Law and as a result of such event or condition, Borrowers and their Subsidiaries (other than a Monetization Subsidiary) have incurred or are reasonably likely to incur a liability in excess of $5,000,000 during any consecutive twelve (12) month period.

         Section 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:
                                     -70-

                  (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder and immediately exercise its rights to enforce or realize on any collateral security granted therefore in any manner or order it deems expedient without regard to any equitable principles of marshalling or otherwise; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or
(k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

                  (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

                  (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the Collateral Security Documents, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         Section 11.3. Rights and Remedies Cumulative; Non-Waiver, etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                 ARTICLE XII
                           THE ADMINISTRATIVE AGENT

         Section 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints Wachovia as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof, and each such Lender irrevocably authorizes Wachovia, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this
Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         Section 12.2. Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact (other than the Administrative Agent's employees) selected by the Administrative Agent with reasonable care.

         Section 12.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers or any of their Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

         Section 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         Section 12.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         Section 12.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do
so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         Section 12.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         Section 12.9. Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving at least twenty Business Days' notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall be a financial institution chartered under the laws of the United States of America or a state or commonwealth thereof and have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall be a financial institution chartered under the laws of the United States of America or a state or commonwealth thereof and have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                 ARTICLE XIII
                                MISCELLANEOUS

         Section 13.1. Notices.

                  (a) Method of Communication. All notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of failure to receive a confirming written notice.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrowers:
                                    JLG Industries, Inc.
                                    1 JLG Drive
                                    McConnellsburg, PA  17233-9533
                                    Attention:  James H. Woodward, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer
                                    Telephone No.: (717) 485-5161
                                    Telecopy No.:  (717) 485-6462

         With copies to:
                                    Covington and Burling
                                    1201 Pennsylvania Avenue, N.W.
                                    Washington, DC 20044-7566
                                    Attention:  W. Andrew Jack, Esquire
                                    Telephone No.:  (202) 662-5232
                                    Telecopy No.:    (202) 662-6291
                                    and

                                    Covington and Burling
                                    1330 Avenue of the Americas
                                    New York, NY  10019
                                    Attention:  David A. Rosinus, Esquire
                                    Telephone No.: (212) 841-1197
                                    Telecopy No.: (212) 841-1144

         If to Wachovia as
         Administrative Agent:      Wachovia Bank, National Association
                                    301 South College Street, TW-10
                                    Charlotte, NC  28288-0608
                                    Attention:  Syndication Agency Services
                                    Telephone No.:  (704) 383-7698
                                    Telecopy No.:    (704) 383-0288

         With copies to:            Wachovia Securities, Inc.
                                    301 South College Street (DC-5)
                                    Charlotte, NC  28288-0760
                                    Attention:  George L. Woolsey
                                    Telephone No.:  (704) 374-7907
                                    Telecopy No.:  (704) 715-1117

            and

                                    Pepper Hamilton LLP
                                    3000 Two Logan Square
                                    Eighteenth and Arch Streets
                                    Philadelphia, PA  19103-2799
                                    Attention:  Lisa D. Kabnick, Esquire
                                    Telephone No.:  (215) 981-4814
                                    Telecopy No.:    (215) 981-4750

         If to any Lender:          To the Address set forth on Schedule 2
                                    hereto.


                  (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         Section 13.2. Expenses; Indemnity. The Borrowers will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the

Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans or the transactions contemplated hereby, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Section 13.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         Section 13.4. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

         Section 13.5. Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Philadelphia County, Pennsylvania, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrowers or their properties in the courts of any other jurisdictions.

         Section 13.6. Waiver of Jury Trial.

                  (a) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER OR ADMINISTRATIVE AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER'S ENTERING INTO THIS AGREEMENT.

                  (b) Preservation of Certain Remedies. The parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.

         Section 13.7. Reversal of Payments. To the extent a Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         Section 13.8. Injunctive Relief; Punitive Damages.

                  (a) Each Borrower recognizes that, in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Borrower agrees that the Lenders, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  (b) The Administrative Agent, Lenders and Borrowers (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

         Section 13.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by a Borrower, be performed in accordance with GAAP.

         Section 13.10. Successors and Assigns; Participations.

                  (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Assignment by Lenders. Each Lender may, with the consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

                           (i)      each such assignment shall be of a
constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                           (ii)     if less than all of the assigning Lender's
Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000.

                           (iii)    the parties to each such assignment shall
execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an Assignment and Acceptance ), together with any Note or Notes subject to such assignment;

                           (iv)     such assignment shall not, without the
consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                           (v)      the assigning Lender shall pay to the
Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable (i) upon any assignment by a Lender to an Affiliate thereof and (ii) with respect to any assignment made prior to June 24, 1999.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

                  (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

                  (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register" ). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lenders at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                           (i)      accept such Assignment and Acceptance;

                           (ii)     record the information contained therein
in the Register;

                           (iii)    give prompt notice thereof to the Lenders
and the Borrowers; and

                           (iv)     promptly deliver a copy of such Assignment
and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

         Section 13.11. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it) (it being understood that no participation by a Lender shall increase any amount that any Borrower would be obligated to pay under this Agreement or any of the Notes beyond the amount such Borrower would have been obligated to pay under this Agreement or any of the Notes if such Lender had not sold such participation); provided that:

                  (a) each such participation shall be in an amount not less than $5,000,000;

                  (b) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  (c) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (d) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                  (e) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (f) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan; and

                  (g) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         Section 13.12. Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         Section 13.13. Certain Pledges or Assignments; Amendments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto in accordance with the provisions thereof) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any Borrower's rights and obligations hereunder or (g) amend the provisions of this Section 13.13 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         Section 13.14. Costs and Expenses of Borrowers. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         Section 13.15. Authorization Coupled with an Interest. All authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         Section 13.16. Full Force and Effect. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders with respect to acts or omissions prior to such termination against claims made after such termination as well as before.

         Section 13.17. Headings. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 13.18. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 13.20. Agreement in Effect. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         Section 13.21. Credit Agreement Controls. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Collateral Security Documents which imposes additional burdens on any Borrower or any Subsidiary or further restricts the rights of any Borrower or any Subsidiary or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         Section 13.22. Covenants Independent. The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

         Section 13.23. PNC Three Party Agreement. As of October 4, 2001, or the date any Lender shall become a party to this Agreement pursuant to Section 13.10, as applicable, each Lender shall be bound by the following Sections of the Three Party Agreement ("PNC Three Party Agreement") dated as of October 4, 2001, by and among Market Street Funding Corporation, PNC Bank, National Association, and the Administrative Agent, until their termination, by their terms or otherwise, without any further action by any party: (i) Sections 5(b) and 6(b) and (ii) Section 6(a), solely with respect to transfers of "Securitization Assets" (as defined in the Three Party

Agreement) prior to March 18, 2002 and the validity, enforceability, priority or perfection of interests in the Receivables Subsidiary (as defined in the Three Party Agreement) or any assignee of the Receivables Subsidiary in any of the Securitization Assets created prior to March 18, 2002. The signature of any Lender that becomes a party to this Agreement pursuant to Section 13.10 on the applicable Assignment and Acceptance shall constitute agreement to be bound by the above-referenced Sections of the PNC Three Party Agreement.

         Section 13.24. Termination. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders and Allfirst Bank, upon repayment in cash of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the irrevocable termination of the Commitments and in accordance with the terms of the Security Agreement or any other Loan Document. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         Section 13.25. Confirmation of Collateral Security Documents.Those Lenders who have executed this Amended and Restated Credit Agreement hereby consent and agree to the amendments to the Security Agreement and Pledge Agreement dated of even date herewith. Borrowers hereby (a) affirm all of the provisions of the Collateral Security Documents, as amended through the Effective Date, to which they are a party and the collateral security granted thereunder and (b) agree that the terms and conditions of the Collateral Security Documents, as amended through the Effective Date, shall continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

Attest:                                              BORROWERS:

                                                     JLG INDUSTRIES, INC., as a Borrower

By:        /s/ Thomas D. Singer                      By:    /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name:  Thomas D. Singer                              Name:  James H. Woodward, Jr.
         Title: Secretary                                     Title: Executive Vice President and Chief Financial Officer


Attest:                                              FULTON INTERNATIONAL, INC.,
                                                     as a Borrower

By:        /s/ Thomas D. Singer                      By:     /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name:  Thomas D. Singer                              Name:  James H. Woodward, Jr.
         Title: Secretary                                     Title: President


Attest:                                              JLG EQUIPMENT SERVICES, INC.,
                                                     as a Borrower

By:        /s/ Thomas D. Singer                      By:     /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name:  Thomas D. Singer                              Name:  James H. Woodward, Jr.
         Title: Assistant Secretary                           Title: Secretary and Treasurer


Attest:                                              JLG MANUFACTURING, LLC

                                                     By:      JLG INDUSTRIES, INC., Authorized
                                                              Member

By:        /s/ Thomas D. Singer                      By:     /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name:  Thomas D. Singer                              Name:  James H. Woodward, Jr.
         Title: Secretary                                     Title: Executive Vice President and Chief Financial Officer


Attest:                                              ACCESS FINANCIAL SOLUTIONS, INC.

By:        /s/ Thomas D. Singer                      By:     /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name:  Thomas D. Singer                              Name:  James H. Woodward, Jr.
         Title: Secretary                                     Title: President


                            [EXECUTIONS CONTINUED]

Attest:                                              GRADALL INDUSTRIES, INC.,
                                                     as a Borrower

By: /s/ Thomas D. Singer                             By: /s/ James H. Woodward, Jr.
-----------------------------------            -------------------------------------------
         Name: Thomas D. Singer                               Name: James H. Woodward, Jr.
         Title: Assistant Secretary                           Title: Vice President


Attest:                                              THE GRADALL COMPANY,
                                                     as a Borrower

By: /s/ Thomas D. Singer                             By: /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name: Thomas D. Singer                               Name: James H. Woodward, Jr.
         Title: Assistant Secretary                           Title: Vice President


Attest:                                              THE GRADALL ORRVILLE COMPANY,
                                                     as a Borrower

By: /s/ Thomas D. Singer                             By: /s/ James H. Woodward, Jr.
   -----------------------------------------            ----------------------------------
         Name: Thomas D. Singer                               Name: James H. Woodward, Jr.
         Title: Assistant Secretary                           Title: Vice President

                                                     LENDERS:

                                                     WACHOVIA BANK, NATIONAL ASSOCIATION
                                                     as Administrative Agent, Documentation Agent and Lender

                                                     By: /s/ George L. Woolsey
                                                        ----------------------------------
                                                              Name: George L. Woolsey
                                                              Title: Vice President


                                                     BANK ONE, MICHIGAN,
                                                     individually as a Lender and in its capacity as Syndication Agent


                                                     By: /s/ Glenn A. Currin
                                                         ----------------------------------
                                                              Name: Glenn A. Currin
                                                              Title: Director


                            [EXECUTIONS CONTINUED]

                                                      JP MORGAN CHASE BANK,
                                                      successor by merger to
                                                      THE CHASE MANHATTAN BANK,
                                                      N.A.,
                                                      as a Lender


                                                      By: /s/ Christine M. McLeod
                                                         ----------------------------------
                                                         Name: Christine M. McLeod
                                                         Title: Vice President






                                                      BANCO ESPIRITO SANTO, S.A., NASSAU BRANCH, as a Lender


                                                      By: /s/ Terry R. Hull
                                                         ----------------------------------
                                                         Name: Terry R. Hull
                                                         Title: Senior Vice President


                                                      By: /s/ Andrew M. Orsen
                                                         ----------------------------------
                                                         Name: Andrew M. Orsen
                                                         Title: Vice President



                                                      ALLFIRST BANK, f/k/a The First National Bank of
                                                      Maryland, as a Lender


                                                      By: /s/ Kellie M. Matthews
                                                         ----------------------------------
                                                         Name: Kellie M. Matthews
                                                         Title: Senior Vice President

                                                      PNC BANK, NATIONAL ASSOCIATION,
                                                      as a Lender


                                                      By: /s/ Christopher Taylor
                                                         ----------------------------------
                                                         Name: Christopher Taylor
                                                         Title: Vice President

                            [EXECUTIONS CONTINUED]

                                                      HARRIS TRUST AND SAVINGS BANK,
                                                             as a Lender


                                                     By: /s/ Helen A. Dimitriou
                                                         ----------------------------------
                                                         Name: Helen A. Dimitriou
                                                         Title: Vice President


                                                      NATIONAL CITY BANK OF PENNSYLVANIA, as a Lender


                                                      By: /s/ Debra W. Riefner
                                                         ----------------------------------
                                                         Name: Debra W. Riefner
                                                         Title: Vice President



                                                      COMERICA BANK, as a Lender


                                                      By: /s/ Jeffrey M. Lafferty
                                                         ----------------------------------
                                                         Name: Jeffrey M. Lafferty
                                                         Title: Account Officer



                                                      CITIZENS BANK OF PENNSYLVANIA, as a Lender


                                                      By: /s/ Joseph N. Butto
                                                         ----------------------------------
                                                         Name: Joseph N. Butto
                                                         Title: Vice President



                            [EXECUTIONS CONTINUED]

                                                      SUNTRUST BANK, ATLANTA, as a Lender


                                                      By: /s/ Stephen Derby
                                                         ----------------------------------
                                                         Name: Stephen Derby
                                                         Title: Director



                                                      BANK HAPOALIM B.M., as a Lender


                                                      By: /s/ James P. Sarless         /s/ Laura Anne Raffa
                                                         ------------------------------------------------------------
                                                         Name: James P. Sarless            Laura Anne Raffa
                                                         Title: Vice President             Senior Vice President and
                                                                                             Corporate Manager


                                                      FLEET NATIONAL BANK, as a Lender


                                                      By:
                                                         ----------------------------------
                                                         Name:
                                                         Title:



                                                      THE BANK OF NEW YORK, as a Lender


                                                      By: /s/ Walter C. Parelli
                                                         ----------------------------------
                                                         Name: Walter C. Parelli
                                                         Title: Vice President





                            [EXECUTIONS CONTINUED]

                                                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender


                                                      By: /s/ Spencer Hughes
                                                         ----------------------------------
                                                         Name: Spencer Hughes
                                                         Title: Vice President



                                                      CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                                                      By: /s/ Attila Koc
                                                         ----------------------------------
                                                         Name: Attila Koc
                                                         Title: Senior Vice President


                                                      ERSTE BANK, as a Lender


                                                      By: /s/ Robert J. Wagman
                                                         ----------------------------------
                                                         Name: Robert J. Wagman
                                                         Title: Vice President


                                                      By: /s/ John S. Runnion
                                                         ----------------------------------
                                                         Name: John S. Runnion
                                                         Title: Managing Director


                                                      STANDARD FEDERAL BANK, N.A.,
                                                      as a Lender


                                                      By: /s/ Kathleen Hallberg
                                                         ----------------------------------
                                                         Name: Kathleen Hallberg
                                                         Title: Assistant Vice President

EXHIBITS

Exhibit A         -        Form of Notice of Borrowing
Exhibit B         -        Form of Notice of Account Designation
Exhibit C         -        Form of Notice of Prepayment
Exhibit D         -        Form of Notice of Conversion/Continuation
Exhibit E         -        Form of Officer's Certificate
Exhibit F         -        Form of Joinder Agreement
Exhibit G         -        Form of Assignment and Acceptance



SCHEDULES

Schedule 1              -     Borrowers
Schedule 2              -     Lenders and Commitments
Schedule 3              -     Calculation of MLA Costs
Schedule 4              -     Orrville Restructuring Charge
Schedule 5                    Existing Letters of Credit
Schedule 6.1(a)         -     Jurisdictions of Organization and Qualification
Schedule 6.1(b)         -     Subsidiaries and Capitalization
Schedule 6.1(i)         -     ERISA Plans
Schedule 6.1(i)(ii)     -     Multiemployer Plans
Schedule 6.1(i)(vii)    -     Benefits under Pension Plans
Schedule 6.1(i)(ix)     -     Unfunded Liabilities
Schedule 6.1(l)         -     Material Contracts
Schedule 6.1(m)         -     Labor and Collective Bargaining Agreements
Schedule 6.1(s)         -     Debt and Guaranty Obligations
Schedule 6.1(t)         -     Litigation
Schedule 6.1(aa)        -     Designated Senior Indebtedness
Schedule 10.1(d)        -     Hedging Agreements
Schedule 10.3           -     Existing Liens
Schedule 10.4           -     Existing Loans, Advances and Investments

                                  SCHEDULE 1


                                 (Borrowers)


JLG Industries, Inc.

JLG Equipment Services, Inc.

JLG Manufacturing, LLC

Fulton International, Inc.

Gradall Industries, Inc.

The Gradall Company

The Gradall Orrville Company

Access Financial Solutions, Inc.

                                  SCHEDULE 2

                          (Lenders and Commitments)


                      LENDER                                COMMITMENT                       COMMITMENT
                                                            PERCENTAGE
Wachovia Bank, National Association                            13.0%                         32,500,000
301 South College Street (TW-10)
Charlotte, NC  28288-0760                                                               Swingline Commitment
Attention:    Syndication Agency Services                                                    $20,000,000
Telephone No.:  (704) 383-7698
Telecopy No.:  (704) 383-0288

Bank One, Michigan                                             7.1%                          17,750,000
611 Woodward Avenue, 2nd Floor
M11-8074
Detroit, MI  48226
Attention:    Pat Dumphy
Telephone No.:  (313) 225-1940
Telecopy No.:  (313) 225-1212

Banco Espirito Santo e Comercial                               2.0%                           5,000,000
29th Floor
320 Park Avenue
New York, NY  10022
Attention:    Terry Hull
Telephone No.:  (212) 702-3430
Telecopy No.:  (212) 750-3999

Allfirst Bank                                                  3.2%                           8,000,000
2055 South Queen Street
MC 182-02-01
York, PA  17403
Attention:    Kellie Matthews
Telephone No.:  (717) 771-4905
Telecopy No.:  (717) 771-4914

PNC Bank, National Association                                 4.4%                          11,000,000
4242 Carlisle Pike
Camp Hill, PA  17011
Attention:    Christopher Taylor
Telephone No.:  (610) 725-5727

Harris Trust & Savings Bank                                    6.2%                          15,500,000
111 West Monroe Street

10th Floor West
Chicago, IL   60603-0755
Attention:    Helen Dimitriou
Telephone No.:  (312) 461-5304
Telecopy No.:  (312) 461-5225

National City Bank of Pennsylvania                             6.2%                          15,500,000
National City Center
20 Stanwix Street
Pittsburgh, PA  15222-4802
Attention:    Debra Riefner
Telephone No.:  (412) 644-8880
Telecopy No.:  (412) 644-8889

Comerica Bank                                                  6.2%                          15,500,000
Comerica Tower, De
troit Center
500 Woodward Avenue
MC3280, 9th Floor
Detroit, MI  48226-3280
Attention:    Jeff Lafferty
Telephone No.:  (313) 222-7806
Telecopy No.:  (313) 222-3330

Citizens Bank of Pennsylvania                                  6.2%                          15,500,000
10 S. 2nd Street
Harrisburg, PA  17101
Attention:    Joseph Butto
Telephone No.:  (717) 777-3357
Telecopy No.:  (717) 777-3363

JP Morgan Chase Bank                                           8.3%                          20,750,000
1975 Lake Street
Elmira, NY  14901
Attention:    Christine M. McLeod
              Vice President
Telephone No.:  (607) 734-7824
Telecopy No.:  (607) 734-7645

SunTrust Bank                                                  4.4%                          11,000,000
919 East Main Street
Richmond, VA  23219
Attention:    Steve Derby
Telephone No.:  (804) 782-7348
Telecopy No.:  (804) 782-5413

Bank Hapolaim BM (New York)                                    3.2%                           8,000,000
1177 Avenue of the Americas
12th Floor
New York, NY  10036-2790
Attention:    Laura Anne Rafa
Telephone No.:  (212) 782-2177
Telecopy No.:  (212) 782-2382

Fleet National Bank                                            8.8%                          22,000,000
Transportation Division &
    Specialty Finance
100 Federal Street
MS - MA DE 10008B
Boston, MA  02110
Attention:    Jeffrey A. Millman
              Director
Telephone No.:  (617) 434-7944
Telecopy No.:  (617) 434-0816

The Bank of New York                                           4.4%                          11,000,000
One Wall Street
18th Floor
New York, NY  10286
Attention:    Walter Parelli
Telephone No.:  (212) 635-6820
Telecopy No.:  (212) 635-7978

Bank of Tokyo - Mitsubishi Trust Company                       4.4%                          11,000,000
1251 Avenue of the Americas
U.S. Corporate Banking Division
15th Floor
New York, NY  10020-1104
Attention:    Karen Opsolinski
Telephone No.:  (212) 782-4798
Fax:     (212) 782-6445

Credit Lyonnais                                                4.4%                          11,000,000
2200 Ross Avenue
Suite 4400 West
Dallas, TX  75201
Attention:    Brian Myers
Telephone No.:  (214) 220-2308
Fax:     (214) 220-2323

Erste Bank                                                     3.2%                           8,000,000
280 Park Avenue
32nd Floor, West Building
New York, NY  10017
Attention:    Bob Wagman
Telephone No.:  (212) 894-5663
Fax:     (212) 984-5627

Standard Federal Bank, N.A.                                    4.4%                          11,000,000
27777 Inkster Road
MC 10-36
Farmington Hills, MI  48333
Attention:    Kathleen Hallberg
              Inside Counsel
Telephone No.:  (248) 822-5707
Fax:     (248) 473-4345

                                  SCHEDULE 3

                           CALCULATION OF MLA COSTS

                  (e) The MLA Cost for any Alternate Currency Loan made by any Lender is calculated in accordance with the following formula:

         BY + L(Y-X) + S(Y-Z) % per annum = MLA Cost
         -------------------------------------------
                  100 - (B+S)

                  where on the day of application of the formula:

         B        is the percentage of such Lender's eligible liabilities
         which the Bank of England requires such Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y        is the interest rate applicable to such Alternate Currency
         Loan;

         L        is the percentage of eligible liabilities which the Bank of
         England requires such Lender to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

         X        is the rate at which secured Pounds Sterling deposits in the relevant amount may be placed by such Lender with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 a.m. on that day for the relevant period;

         S        is the percentage of such Lender's eligible liabilities
         which the Bank of England requires such Lender to place as a special deposit; and

         Z        is the interest rate per annum allowed by the Bank of
         England on special deposits.

                  (f)      For the purposes of this Schedule 3:

"eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England

                                     -i-